                                                                EXHIBIT 10.12

                               SUBLEASE AGREEMENT

     This Sublease Agreement is made and entered into on this the 1st day of May 1999, between MedPartners, Inc. (hereinafter called "Sublandlord") whose address for purposes hereof is 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attention: Real Estate Department, and The TriZetto Group (hereinafter called "Subtenant"). Subtenant's address for notice purposes shall be 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, Attention:
Jeffrey Margolis.

                                  WITNESSETH:

1.   SUBLEASED PREMISES.

     1.1 DESCRIPTION OF SUBLEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Sublandlord does hereby lease, demise and let to Subtenant and Subtenant does hereby lease from Sublandlord approximately 10,492 rentable square feet of those certain premises located on the 11th Floor of the Galleria Tower (the "Subleased Premises").

     1.2. SUBLEASE. This Sublease is a sublease of, and subject to the terms of, a Lease Agreement between Riverchase Tower, Ltd. (the "Owner"), as Landlord, and the Sublandlord, as Tenant, dated June 23, 1997, as amended by Lease Amendment No. 1 dated October 1, 1997 and by Lease Amendment Agreement No. 2 dated March 27, 1998 (the "Primary Lease"), a true and correct copy of which is attached hereto as Exhibit A and incorporated by this reference. All capitalized terms not otherwise herein defined shall have the meanings given them in the Primary Lease.

2.   LEASE TERM.

     2.1 TERM. Subject to and upon the terms and conditions set forth herein, this Sublease Agreement shall have an initial term of twelve (12) months commencing on May 1, 1999 (the "Commencement Date") and expiring on April 30, 2000 (the "Initial Sublease Term"), which term shall be automatically renewed thereafter for successive periods of one (1) month each (the "Sublease Renewal Term") until Sublandlord or Subtenant provide 90 days prior written notice of non-renewal to the other party prior to the expiration of the Initial Sublease Term or any Sublease Renewal Term. In the event the Information Technology Services Agreement dated May 1, 1999 between the parties (the "Services Agreement") is terminated by Sublandlord, Subtenant shall have the right to terminate the Sublease Agreement by providing 10 days prior written notice to Sublandlord of its intent. Likewise, in the event the Services Agreement is terminated by Subtenant, Sublandlord shall have the right to terminate the Sublease Agreement by providing 10 days prior written notice to Subtenant of its intent. The Initial Sublease Term and the Sublease Renewal Term are hereinafter together referred to as the "Sublease Term". In no event shall the Sublease Term extend beyond the expiration or sooner termination of the Primary Lease.

3.   USE.

     3.1 PERMITTED USE. The Subleased Premises are to be used and occupied by Subtenant as general office use only in accordance with Section 3 of the Primary

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          Lease and for no other purpose.

     3.2 LEGAL USE AND VIOLATION OF INSURANCE COVERAGE. Subtenant agrees not to occupy or use, or permit any portion of the Subleased Premises to be occupied or used for any business or purpose that is unlawful, disreputable or deemed to be extra-hazardous, or permit anything to be done that would in any way increase the rate of fire insurance coverage on the Subleased Premises and/or its contents.

     3.3 NUISANCE. Subtenant agrees to conduct its business and to exercise reasonable efforts to control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or the Owner in the operation of the Building.

4.   RENTAL.

     4.1 BASE RENTAL. During and for the term hereof, commencing on the Commencement Date, Subtenant hereby agrees to pay to Sublandlord for the Subleased Premises, without previous notice or demand therefore, an Annual Base Rental as follows:

          MONTHS                                   BASE RENTAL/RENTABLE SQUARE FOOT/YEAR
          ------                                   -------------------------------------
          5/1/99 through 4/30/00                          $16.50

          Sublease Renewal Terms (if applicable)

          5/1/00 through 12/31/00                         $16.50
          1/1/01 through 12/31/02                         $17.00
          1/1/03 through 12/31/04                         $17.50
          1/1/05 through 12/31/05                         $18.00
          l/l/06 through 12/31/07                         $19.00

          Base Rental shall be payable in equal monthly installments, in advance, and Subtenant's pro-rata share of Additional Rental as determined as provided in Section 5 of the Primary Lease plus applicable sales/use taxes as may be levied from time to time by competent authority. In addition, Subtenant shall pay any utility expenses associated with the generator, UPS system, supplemental air conditioning units, computer equipment, etc. located in or supporting the Subleased Premises which are separately metered under the terms of the Primary Lease. All rents shall be due and payable in advance on the first day of each calendar month during the term hereof, and Subtenant hereby agrees to pay such rent to Sublandlord without demand and without any reduction, abatement, or setoff, at such address as may be designated by Sublandlord. There will be a 5% late charge for rent received after the 10th day of the month.

5.   CARE OF THE SUBLEASED PREMISES BY SUBTENANT.

     5.1 CONDITION OF SUBLEASED PREMISES AT COMMENCEMENT; NOTICE TO SUBLANDLORD. The Subtenant shall take possession of the Subleased Premises in AS IS condition. No promises of the Sublandlord to alter, remodel, repair or improve the Subleased Premises and no representations respecting the condition of the Subleased Premises have been made by Sublandlord to Subtenant. At all times during the Lease Term, including any extensions thereof, Subtenant agrees to give Sublandlord prompt notice of any apparent defective condition in or about the

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
          Subleased Premises. Subtenant shall make no alterations, additions, installations, substitutions, improvements or decorations in or to the Subleased Premises without the express prior written consent of Sublandlord, which consent shall not be unreasonably withheld, and the express prior written consent of Landlord in accordance with Section 9 of the Primary Lease.

     5.2 NO WASTE. Subtenant shall not commit or allow any waste to be committed on any portion of the Subleased Premises, and at the termination of this Sublease Agreement, Subtenant shall deliver the Subleased Premises to Sublandlord in as good condition as at the date of the commencement of the term of this Sublease Agreement, ordinary wear and use excepted.

6.   LAWS, REGULATIONS AND RULES.

     6.1 APPLICABLE ORDINANCES. Subtenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction over the Subleased Premises or Subtenant's use of the Subleased Premises.

    6.2 BUILDING RULES. Subtenant shall comply with the Building Rules as may be established from time to time by Owner, and will use its best efforts to cause all of its agents, employees, invitees and visitors to do so.

7.   ASSIGNMENT AND SUBLETTING.

     7.1 NO ASSIGNMENT WITHOUT CONSENT. Subtenant shall not assign, sublease, transfer, pledge, or encumber this Sublease Agreement or any interest therein without Landlord's and Sublandlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted assignment, sublease or other transfer or encumbrance by Subtenant in violation of the terms and covenants of this paragraph shall be void.

8.   INSURANCE.

     8.1 CASUALTY AND LIABILITY INSURANCE. Subtenant shall provide all insurance required of the Sublandlord as Tenant under the Primary Lease and shall provide Sublandlord with written evidence of such coverage. Landlord and Sublandlord shall be shown as an additional insured under Subtenant's policies. Each insurance policy to be obtained by Subtenant shall contain waiver of subrogation provisions, provided however, that this waiver shall not apply if the policy of such insurance would be invalidated by the operation of such waiver.

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
9.   INDEMNITY.

     9.1 INDEMNIFICATION BY SUBTENANT. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from all claims (including reasonable costs and expenses of defending against such claims) resulting from
          (a) any breach of the Primary Lease caused by Subtenant's actions under this Sublease Agreement and (b) damages to property, or from injury to or death of persons (i) occurring in the Subleased Premises during the term of this Sublease Agreement; or (ii) occurring in or about any other portion of the Building during the term of this Sublease Agreement and any renewal terms, to the extent resulting wholly or in part from the negligent or willful act or omission of Subtenant or its officers, agents, employees, contractors, subcontractors, customers or invitees.

     9.2 INDEMNIFICATION BY SUBLANDLORD. Sublandlord agrees to indemnify, defend and hold Subtenant harmless from all claims (including reasonable costs and expenses of defending against such claims) resulting from (a) any breach of the Primary Lease caused by Sublandlord's actions under this Sublease Agreement and (b) damages to property, or from injury to or death of persons (i) occurring in the Subleased Premises prior to or during the term of this Sublease Agreement; or (ii) occurring in or about any other portion of the Building during the term of this Sublease Agreement and any renewal terms, to the extent resulting wholly or in part from the negligent or willful act or omission of Sublandlord or its officers, agents, employees, contractors, subcontractors, customers or invitees.

10.  EVENTS OF DEFAULT/REMEDIES.

     10.1 EVENTS OF DEFAULT BY SUBTENANT. The happening of any one or more of the following listed events (Events of Default) shall constitute a breach of this Sublease Agreement by Subtenant:

          (a)  The failure of Subtenant to pay any rent within a period of ten
               (10) days following the due date thereof or any other sums of money when due hereunder; or

          (b) Except for the payment of rent and other sums of money hereunder, the failure of Subtenant, within thirty (30) days after receipt of written notice from Sublandlord, to comply with any provision of this Sublease Agreement or any other agreement between Sublandlord and Subtenant, including the Building Rules, all of which terms, provisions and covenants shall be deemed material; or

          (c) The taking of the leasehold interest of Subtenant on execution or other process of the law in any action against Subtenant; or

          (d) The failure of Subtenant to accept the Subleased Premises, to promptly move into, to take possession of and to operate continuously its business on the Subleased Premises, or the law in any action against Subtenant; or

          (e) If the Subtenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Subtenant or of all or a substantial part of its assets, (ii) admit in writing its inability to

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
               pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the Federal Bankruptcy Code, (v) file an answer admitting the material allegations of a petition filed against the Subtenant in any reorganization or insolvency proceeding, other than a proceeding commenced pursuant to the Federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating the Subtenant insolvent, or approving a petition seeking reorganization of the Subtenant, or appointing a receiver, trustee or liquidator of the Subtenant or of all or a substantial part of its assets.

     10.2 SUBLANDLORD'S REMEDIES FOR SUBTENANT DEFAULT. Upon the occurrence of any Event or Events of Default by Subtenant, enumerated herein or in the Prime Lease, if Subtenant fails to cure any such Event of Default other than a monetary Event of Default within thirty (30) days of written notice from Sublandlord, or if such default (other than a default in the payment of the rent or any other sum due to Sublandlord) is of such a nature that it could not reasonably be cured within such thirty (30) day period and proceed with reasonable diligence and in good faith to cure such default providing reasonable evidence of its efforts to Sublandlord as and when requested, Sublandlord shall have the option, at Sublandlord's election, to pursue any one or more of the following remedies.

          (a) Sublandlord may cancel and terminate this Sublease Agreement and terminate Subtenant's right to possession;

          (b) Maintain Subtenant's right to possession in which case this Sublease Agreement shall continue in effect whether or not Subtenant shall have abandoned the Subleased Premises. In such event, Sublandlord shall be entitled to enforce all of Sublandlord's right and remedies under this Sublease Agreement, including the right to recover the rent as it becomes due hereunder.

          (c) Sublandlord may elect to enter and repossess the Subleased Premises and relet the Subleased Premises for Subtenant's account, holding Subtenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Sublease Agreement;

          (d) Sublandlord may enter upon the Subleased Premises and do whatever Subtenant is obligated to do under the terms of this Sublease Agreement (and Subtenant shall reimburse Sublandlord on demand for any expenses which Sublandlord may incur in effecting compliance with Subtenant's obligations under this Sublease Agreement, and Sublandlord shall not be liable for any damages resulting to the Subtenant from such action).

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
     10.3 SUBLANDLORD'S REMEDIES ARE CUMULATIVE. All the remedies of Sublandlord in the event of Subtenant default shall be cumulative and, in addition, Sublandlord may pursue any other remedies permitted by law or in equity. Forbearance by Sublandlord to enforce one or more of the remedies upon an event of default shall not constitute a waiver of such default.

11.  PEACEFUL ENJOYMENT.

     Subtenant shall, and may peacefully enjoy the Subleased Premises against all persons claiming by, through or under Sublandlord, subject to the other terms hereof, provided that Subtenant pays the rent and other sums herein recited to be paid by Subtenant and performs all of Subtenant's covenants and agreements in this Sublease Agreement.

12.  HOLDING OVER.

     12.1 RENTAL AMOUNT. If Subtenant holds over without Sublandlord's or Owner's written consent after expiration or other termination of this Sublease Agreement, or if Subtenant continues to occupy the Subleased Premises after termination of Subtenant's right of possession, Subtenant shall throughout the entire holdover period pay rent at a rate equal to the greater of (a) one and one-half (1.5) times the Basic Rent paid by Subtenant during the last preceding Lease Year; or
          (b) rent, damages and expenses owed to the Owner by the Sublandlord arising as a result of Subtenant's holding over.

     12.2 NO EXTENSION OF TERM. No possession by Subtenant after the expiration of the term of this Sublease Agreement shall be construed to extend the term of this Sublease Agreement unless Sublandlord has consented to such possession in writing.

13.  ATTORNEY'S FEES.

     Subtenant will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Sublandlord, and Sublandlord's reasonable attorney's fees incurred for the collection of unpaid rents or the enforcement, defense or interpretation of Sublandlord's rights under this Sublease Agreement, whether such fees and costs be incurred out of court, at trial, on appeal or in bankruptcy proceedings.

14.  PERSONAL LIABILITY.

     The liability of Sublandlord to Subtenant for any default by Sublandlord under this Sublease Agreement shall be limited to the interest of Sublandlord in the Subleased Premises, and Subtenant agrees to look solely to Sublandlord's interest in the Subleased Premises for the recovery of any judgment from the Sublandlord, it being intended that Sublandlord shall not be personally liable for any judgement or deficiency.

15.  RELATIONSHIP OF PARTIES.

     Nothing contained in this Sublease Agreement shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Sublandlord and Subtenant.

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
16.  MISCELLANEOUS.

     16.1 SEVERABILITY. If any term or provision of this Sublease Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and. provision of this Sublease Agreement shall be valid and enforced to the fullest extent permitted by law.

     16.2 RECORDATION. Subtenant agrees not to record this Sublease Agreement or any amendment, exhibit or schedule hereto, without the prior written consent of Landlord and Sublandlord.

     16.3 GOVERNING LAW. This Sublease Agreement and the rights and obligations of the parties hereto are governed by the laws of the State of Alabama.

     16.4 TIME OF PERFORMANCE. Except as may be otherwise expressly provided herein, time is of the essence of this Sublease Agreement with respect to all required acts of Subtenant.

     16.5 TRANSFERS OF SUBLANDLORD. Sublandlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Subleased Premises referred to herein, and in such event and upon such transfer, Sublandlord shall be released from any further obligations hereunder, and Subtenant agrees to look solely to such successor in interest of Sublandlord for the performance of such obligations.

     16.6 EFFECT OF DELIVERY OF THIS SUBLEASE AGREEMENT. Sublandlord has delivered a copy of this Sublease Agreement to Subtenant for Subtenant's review only, and the delivery hereof does not constitute an offer to Subtenant or an option to lease. This Sublease Agreement shall not be effective until a copy executed by both Sublandlord and Subtenant is delivered to and accepted by Owner.

     16.7 SECTION HEADINGS. The section or subsection headings are used for convenience of reference only and do not define, limit or extend the scope or intent of the sections of this Sublease Agreement.

     16.8 NO OTHER REPRESENTATIONS. Neither party has made any representations or promises, except as contained herein, or in some further writings, signed by the party making such representation or promise. This Sublease contains the entire agreement of the parties and no prior written or oral agreements, promises or inducements not embodied herein shall be of any force or effect.

     16.9 SUCCESSORS AND ASSIGNS. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Sublandlord and its successors and assigns, and of the Subtenant, and its successors and assigns in the event this Sublease Agreement has been assigned or sublet with the express, written consent of the Landlord and Sublandlord.

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
     IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease Agreement to be executed in their names and on their behalf in multiple original counterparts effective as of the day and year first above written.

                                             Sublandlord:
                                             MEDPARTNERS, INC.

                                             BY /s/ illegible
                                               -------------------------------
                                              Its EVP & CO
                                               -------------------------------

                                             Subtenant:

                                             THE TRIZETTO GROUP., INC

                                             By /s/ Jeffrey H. Margolis
                                               -------------------------------
                                              Its  President
                                               -------------------------------

                               CONSENT OF LANDLORD

The undersigned Owner, as Landlord under the Primary Lease, hereby consents to the terms and conditions of the Sublease Agreement and accepts the Subtenant as a subtenant on this 19th day of May , 1999.

                                            RIVERCHASE TOWER, LTD.
                                              BY: JIM WILSON & ASSOCIATES, INC.
                                              ITS: PROPERTY MANAGER

                                            BY  /s/ James W. Wilson Jr.
                                               -------------------------------
                                                Its President
                                                    --------------------------

                                      LEASE

                                MEDPARTNERS, INC.
                                     TENANT

                             RIVERCHASE TOWER, LTD.

                                    LANDLORD

MALL:                        RIVERCHASE OFFICE TOWER

LOCATION:                       HOOVER, ALABAMA

                                TABLE OF CONTENTS
Section                                                                     Page
1. Demised Premises                                                            1
2. Term                                                                        2
3. Use                                                                         3
4. Rent                                                                        3
5. Additional Rental                                                           4
6. Basic Operating Costs Defined                                               5
7. Security Deposit                                                            6
8. Possession                                                                  6
9. Alterations                                                                 6
10. Repairs                                                                    8
11. Regulations and Laws                                                       9
12. Tenant's Property                                                          9
13. Insurance                                                                  9
14. Destruction                                                               10
15. Condemnation                                                              11
16. Events of Default                                                         11
17. Remedies                                                                  13
18. Services                                                                  13
19. Landlord's Lien                                                           14
20. Exemptions and Attorney's Fees                                            14
21. Curing Tenant's Default                                                   14
22. Subordination                                                             14
23. Name of Building                                                          15
24. Rules and Regulations                                                     15
25. Quiet Enjoyment                                                           15
26. No Representations by Landlord                                            16
27. Entire Agreement                                                          16
28. No Partnership                                                            16
29. Cancellation                                                              16
30. Notices                                                                   16
31. Estoppel Certificates                                                     17
32. Binding Effect of Lease                                                   17
33. Holding Over                                                              17
34. Signs and Advertising                                                     17
35. Parking Areas                                                             18
36. Unavoidable Delays                                                        18
37. Assignment and Subletting                                                 18
38. Miscellaneous                                                             19
39. Substitution of Premises                                                  19
40. Changes to Building                                                       19
41. Sale by Landlord                                                          20
42. Entry by Landlord                                                         20
43. Landlord Controlled Areas and Operating Agreements                        20
44. Limitation of Liability                                                   21
45. Renewal Option                                                            21
46. Right of First Refusal                                                    22
47. Approval of Mortgagee                                                     23
48. Notice to Mortgagee                                                       23
49. Building Sign                                                             23
50. Check In Station                                                          23
51. Documents                                                                 24

Exhibit A: Demised Premises

Exhibit B: Tenant Work Letter

Exhibit C: Rules and Regulations

Exhibit D: Additional Hours Charge

Exhibit E: Sign Specifications

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into this 23rd day of June, 1997, by and between Riverchase Tower, Ltd. hereinafter referred to as "Landlord" and MedPartners, Inc., hereinafter referred to as "Tenant."

                                  WITNESSETH:

         WHEREAS, Landlord is the owner and operator of the Galleria Tower, a Class A Office Building located at Riverchase Galleria, Hoover, Alabama; and

         WHEREAS, Tenant is presently occupying approximately 79,807 square feet of Rentable Area (as hereinafter defined) in the Galleria Tower pursuant to various leases and/or subleases which Rentable Area is more particularly described on Exhibit "A" attached hereto and made a part hereof; and

         WHEREAS, Tenant has experienced a rapid expansion of its business which expansion is anticipated to continue thereby resulting in a projected need of 150,000 square feet of total Rentable Area; and

         WHEREAS, Tenant desires to lease additional Rentable Area on Floors 11, 12, 14, 15, 16, 17 and 18 (if constructed by Tenant as hereinafter provided) and to incorporate all of its leasehold interest into one lease, and to surrender the Rentable Area on the 7th and 9th floors of the Galleria Tower; and

         WHEREAS, all the Rentable Area on Floors 9, 11, 12, 14, 16, 17 and part of 15 is presently leased to other tenants; and

         WHEREAS, Landlord desires to accommodate Tenant's expansion and need for additional Rentable Area; and

         NOW THEREFORE, for and in consideration of the premises the parties do hereby agree as follows:

DEMISED PREMISES

1. Effective upon delivery of Rentable Area to Tenant, Landlord, for and in consideration of the covenants and agreements herein set forth, and the rent hereafter specifically reserved, has leased and does hereby lease unto said Tenant, and Tenant does hereby lease from Landlord, those certain premises (hereinafter referred to as the "Demised Premises") on floors 7, 9, 10, 11, 12, 14, 15, 16, 17 and 18 (if constructed) of the building, commonly known as the Galleria Office Tower (hereinafter referred to as the "Building"). The Demised Premises are hereby specified to contain up to approximately 150,000 square feet of Rentable Area (hereinafter defined), some of which may be common areas or areas to be used in common with others. The Demised Premises are cross-hatched on the floor plan attached hereto as Exhibit "A" and made a part of this Lease.

         Upon request of Tenant, Landlord agrees to accept the surrender of any Rentable Area on floors presently leased by Tenant (other than Floors 10 through 18) and agrees to cancel any lease with respect to such space; provided that Tenant shall return the same to Landlord in good condition and repair, ordinary wear and tear excepted. Furthermore, Tenant shall repair any damage to the Premises caused by the removal of any fixtures, furniture and/or equipment.

         The term "Rentable Area" as used in this Lease shall mean: (a) As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as "Single Tenant Floor") the entire floor area computed by measuring to the inside finished surface of the Dominant Portion (as hereinafter defined) of the permanent


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
outer building walls on such floor, including all areas, hereinafter referred electrical rooms and telephone closets without deductions for columns or other structural portions of the Building or vertical penetrations that are included for the special use of Tenant but excluding the area contained within the exterior walls of the Building such as stairways, fire stair towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts; and (b) as to each floor of the Building on which space is or will be leased to more than one tenant (hereinafter referred to as "Multi-Tenant Floor") Rentable Area shall be the total of (i) the entire floor area included within the Demised Premises, being the floor area bounded by the inside surface of the Dominant Portion (as hereinafter defined) of the permanent outer building walls or such floor of the Building bounding such Demised Premises, the finished surface of the exterior of all interior walls separating such Demised Premises from any public corridors, other public or common areas, or building core on such floor, and the center-line of all walls separating such Demised Premises from other areas leased, or to be leased, to other tenants on such floor; and (ii) a prorata portion of the Common Area situated on such floor. (For purposes of this Lease, the "Dominant Portion" shall mean that portion of the inside finished surface of the permanent outer wall of the Building which is fifty percent or more of the vertical floor to ceiling dimension.) The floor area computation described herein complies with A.N.S.I. Z65.1 - 1980 (revision of A.N.S.I. Z65.2 - 1972) approved July 31, 1980 by the American National Standards Institute, Inc.

         The parties acknowledge that Tenant is presently leasing or subleasing the following Rentable Area, herein referred to as "Occupied Floor Areas":

                            Floor          Square Feet
                            -----          -----------
                            15th             20,195
                            14th             20,195
                            11th              7,110
                            11th              3,382
                            10th             20,195
                            9th               5,137
                            9th               1,160
                            7th               2,433
                                             ------
                            Total            79,807

         Prior to the termination of any such existing agreement. Tenant shall continue to pay all rents and charges due under such agreements. Upon the termination of the agreements for each of the above Occupied Floor Areas, such shall be added to this Lease and shall be subject to the terms, conditions and rents set forth herein. The parties agree to execute such amendment or amendments to this Agreement necessary to add the existing Rentable Area to this Agreement.

         The parties anticipate Tenant needing and obtaining additional Rentable Area, as the same becomes available, on the 11, 12, 16, 17 and 18 (provided the same is constructed by Tenant as hereinafter provided) floors. If and when such Rentable Area is released from any present obligation or is otherwise made available for occupancy by Tenant, the parties agree to execute such amendment or amendments to this Agreement necessary to add such new Rentable Area to this Agreement under the same terms, conditions and rents set forth herein.

         Landlord shall use its good faith efforts to deliver to Tenant all the Rentable Area on Floors 10 through 17 and 18 (provided the same is constructed by Tenant as hereinafter provided) on or before January 1, 1998. The parties acknowledge that Landlord presently leases Rentable Area on the 11th Floor to Sprint and to Universal Underwriters which provide those tenants with renewal options that may take the terms of such leases beyond 1997. Tenant agrees that the failure of Landlord to deliver such Rentable Area to Tenant shall not affect this Lease.

TERM

2. All Rentable Area hereinafter leased pursuant to this Agreement shall be for a term commencing on the earlier of (a) the date Tenant actually occupies such Rentable Area for business, (b) ninety (90) days after such Rentable Area is made available to Tenant or (c) the date all tenant improvements required by Tenant have been completed, and Tenant has received a certificate of occupancy for such Rentable Area and continuing through December 31, 2007 (the "Term") unless sooner terminated as provided herein.

USE

3. The Demised Premises are leased only for general office use and occupancy by Tenant. Notwithstanding anything to the contrary stated herein, Tenant acknowledges that the Galleria Tower is, at the time of the execution of this Lease, a Class A office building and Tenant agrees that Tenant's use of the Demised Premises shall be consistent with that of Class A office space.

         The Tenant shall not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or hazardous purpose, nor for any purpose other than hereinbefore specified, and will not manufacture any commodity therein.

         Tenant agrees to maintain an employee density level throughout all Rentable Area occupied by Tenant at no greater than 8.5 persons per 1000 square feet of Rentable Area; provided further that to the extent that there are more than 7.5 persons per 1000 square feet of Rentable Area on any floors occupied by Tenant, Tenant shall pay to Landlord, as additional monthly rent, a sum equal to $12.50 per person per month in excess of 7.5 per 1000 square feet of Rentable Area. Notwithstanding anything herein stated to the contrary, this provision shall not apply until such time as Tenant is occupying at least 70,000 square feet of Rentable Area.

         Within twenty (20) days of receipt of written request from Landlord, Tenant shall certify to Landlord in writing the number of persons working on each floor occupied by Tenant during each month of the previous year and shall supply Landlord such verification thereof as Landlord may reasonably request, including but not limited to copies of Tenant's payroll records, which records may be redacted to excluded salary and other similar data.

RENT

4.       Base Rental and Tenant Allowance.

         (a) During and for the term hereof, commencing on the Commencement Date, Tenant covenants and agrees to pay to Landlord for the Demised Premises, (subject to subparagraph (b) below), without previous notice or demand therefore, and without deduction, set off or abatement, an Annual Base Rental as follows:

                         Year                    Base Rental/Sq.Foot/Annum
                         ----                    -------------------------
                     Years Prior to 2001             $   16.50
                     Years 2001-2002                     17.00
                     Years 2003-2004                     17.50
                     Years 2005                          18.00
                     Years 2006-2007                     19.00
                     First Option Period             See Section 45
                     Second Option Period            See Section 45
                     Third Option Period             See Section 45

Base Rental shall be payable in equal monthly installments, in advance, and Additional Rental determined as hereinafter provided in Section 5, all such rentals being sometimes herein called "Rent." Rent shall be payable on the first day of each and every calendar month during the Term hereof with the first such monthly installment to be paid at the time of execution of this Lease.

Rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly rent per day. Tenant shall be required to pay Landlord interest on any rent due that has not been received by Landlord within ten (10) days after its due date. Said interest shall be computed at a rate equal to the Prime Rate of AmSouth Bank of Alabama, N.A., as announced as such on the date interest is to commence, plus two percent (2%) (herein referred to as the "Default Rate"). All Rent shall be paid to Landlord in lawful money of the United States of America, at the office of the Landlord, or Landlord's Agent, or to such other person or at such other place as Landlord may from time-to-time designate in writing. In addition to the Base Rental and Additional Rental, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege or renting the Demised Premises or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State taxes on income imposed upon Landlord.

         (b) Notwithstanding anything herein stated to the contrary, as to any Rental Area presently occupied by BellSouth subsidiaries, or affiliates (herein BellSouth) on any floor designated herein for occupancy by Tenant, Tenant shall work directly with BellSouth to obtain a sub-lease on such terms as are acceptable to Tenant. The term of such sub-lease will be coterminus with Landlord's lease with BellSouth for such space. At the termination of such sub-lease, such space shall be governed completely by the terms of this Agreement at the rents set forth in sub-paragraph (a) above for the corresponding year.

         (c) Landlord agrees to pay to Tenant, as a contribution toward the costs of improvements to be made to the Demised Premises by Tenant, an allowance of $720,000.00. Such Tenant Allowance shall be due and payable on January 5, 1998. Notwithstanding the above, Landlord acknowledges that there is an existing agreement between Landlord and Tenant for an allowance for the refurbishment of the 10th Floor to be funded in 2001. The existing agreement shall continue in force and shall not be superseded by this Paragraph 4(c).

ADDITIONAL RENTAL

5. Tenant shall also pay to the Landlord, as Additional Rental for each month of each Adjustment Year, ("Adjustment Year" shall mean January 1 through December 31 of each calendar year commencing with January 1 of the calendar year following that in which the Lease Term hereof commences) in addition to Base Rental and all other amounts herein required to be paid by Tenant, an amount equal to one-twelfth of the percentage (Tenant's Proportionate Share) derived from a fraction using as the numerator the actual Rentable Area of the Demised Premises, as adjusted from time to time, and as the denominator, the Rentable Area of the Building (274,165 square feet) times the amount, if any, by which the Landlord estimates Basic Operating Costs (as defined in Section 6) for the forthcoming calendar year exceed the Building's Basic Operating Costs for 1997 (the "Initial Year") in accordance with the following procedure:

         (a) (1) Prior to January of each Adjustment Year during the Tenant's occupancy, Landlord shall provide an estimate of the Basic Operating Costs for the forthcoming calendar year. Tenant shall pay, as Additional Rental, for such forthcoming calendar year, Tenant's Proportionate Share of the amount of the difference between the Basic Operating Costs for the Initial Year, as adjusted as provided herein, and the estimated Basic Operating Costs for the forthcoming calendar year, and the same shall be due and payable on the first day of each calendar month in the manner set forth above.

(2) The monthly Additional Rental Payment shall commence on the first day of the first month following notice to Tenant of the amount of such monthly Additional Rental; and, in addition, on that day a lump sum payment shall be made by Tenant to Landlord for any lapsed period from January 1 of the current Adjustment Year to the first day of the month for which said monthly Additional Rental is to be paid.

(3) Within ninety (90) days after the end of each Adjustment Year during Tenant's occupancy, Landlord shall deliver to Tenant a statement of the Landlord's actual Basic

Operating Costs for such preceding Adjustment Year and the monthly installments paid or payable shall be adjusted between the Landlord and Tenant; and each party agrees to pay to the other within thirty (30) days of receipt of such statement such amount as may be necessary to effect adjustment of the agreed Tenant's Proportionate Share for the preceding Adjustment Year. The effect of this reconciliation payment is that Tenant will pay during the term of this Lease Tenant's Proportionate Share of the actual Basic Operating Costs increases each year over the Basic Operating Costs for the Initial Year, as same may be adjusted.

         (b) Notwithstanding anything to the contrary contained herein in the event Landlord's actual Basic Operating Costs for any Lease Year after 1997, adjusted as herein provided, exceed the Basic Operating Expense for 1997, Tenant agrees to pay, within thirty (30) days after receipt from Landlord of a revised billing, a lump sum in an amount equal to Tenant's Proportionate Share (appropriately adjusted for the number of days from the Commencement Date to December 31 of that same year) of the difference between Landlord's actual Basic Operating Costs for such year (as set forth and adjusted above) and the Basic Operating Expense for 1997.

         (c) In the event part of the Building is unoccupied during any calendar year, the Basic Operating Costs shall be adjusted so as to reflect the Basic Operating Costs of the Building as though it was ninety-five percent (95%) occupied and the increase in Additional Rental shall be based upon such adjusted costs. For purposes of this paragraph and all calculations provided for by it, the occupancy rate shall be the average calendar year occupancy.

Operating Expenses for the Galleria Tower are based upon a normal work day of 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays. In the event Tenant desires for building services (including but not limited to lighting, HVAC, janitorial and/or security) to be available for any period other than such hours, Tenant should so advise Landlord in advance in order that Landlord may be able to accommodate Tenant's needs. If Tenant requires any building services beyond the above hours, Tenant agrees to pay to Landlord an Additional Rental as follows:

         1) For additional hours used on a non-scheduled, non-routine basis, Tenant shall pay to Landlord a sum equal to the number of additional hours of use multiplied by $35.00 per floor (or $17.50 per half floor) with a minimum of one (1) hour use; or

         2) In the event Tenant adds scheduled, routine hours in the way of additional shifts over and above normal work day hours, Tenant shall pay to Landlord a sum determined in accordance with exhibit "D" attached hereto and made a part hereof.

BASIC OPERATING COSTS DEFINED

6. For purposes of this Lease, "Basic Operating Costs" shall be composed of "Operating Expenses" and "Taxes."

         (a) As used herein, the term "Operating Expenses" shall mean all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Building, computed on the accrual basis, but shall not include the cost of individual tenant improvements, management costs associated with leasing activities, or the replacement of capital investment items and new capital improvements unless such items and/or improvements result in the operating efficiency of the Building being increased, in which latter event the cost shall be spread over the period necessary to recover the cost of such improvements from the increased efficiency. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

         (1) Wages and salaries of all employees engaged in the operation and maintenance of the Building, employer's social security taxes. unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees;

         (2) All supplies and materials used in the operation and maintenance of the Building;

         (3) Cost of all utilities, including water, sewer, electricity, gas and fuel oil used by the Building and not charged directly to another tenant;

         (4) Cost of customary Building management, janitorial services, clerical, accounting and legal services, trash and garbage removal, servicing and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, depreciation, mail chutes, guard service, painting, window cleaning, landscaping and gardening;

         (5) Cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith. Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Building in accordance with generally accepted accounting principles.

         (b) As used herein, the term "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefore, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising out of or from the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax" or designated in any other manner.

SECURITY DEPOSIT

7.                 INTENTIONALLY OMITTED

POSSESSION

8. (a) Landlord shall use reasonable diligence to deliver possession of additional Rentable Area as the same becomes available.

ALTERATIONS

9. (a) Tenant shall make no alterations, additions, installations, substitutions, improvements or decorations in or to the Demised Premises without the express prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not in whole or in part, by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as may be expressly otherwise provided in this Lease.

         (b) Tenant shall also be permitted to add, at its expense, additional cooling units (which units shall be separately metered) in the Demised Premises provided that Tenant shall pay to Landlord the additional operating expenses for the same.

         (c) In the event that the 17th Floor is added to the Demised Premises, Tenant shall be permitted to build Rentable Area in that space designated for construction of an 18th Floor. In the event Tenant builds the 18th Floor, Tenant shall be permitted to occupy the same pursuant to the terms and conditions of this Agreement and such 18th Floor will be considered part of the Demised Premises except (i) Tenant shall not be required to pay any Base Rental for the 18th Floor and (ii) the Rentable Area on the 18th Floor shall not be considered when computing Tenant's Additional Rent pursuant to Paragraph 5; provided however, Tenant shall reimburse Landlord, on a monthly basis, for the operating expenses incurred with respect to the 18th floor.

         (d) Landlord shall have complete approval of (i) the plans and specifications for all construction, (ii) the schedule for construction and
(iii) the staging for and manner of construction. In addition, Tenant agrees (i) to obtain such insurance as may be reasonably required by Landlord (ii) to perform any construction using a reputable contractor approved by Landlord so that the same shall not unreasonably interfere with the operation of any tenants of the Galleria Tower or the Riverchase Galleria and the conduct of business in the Galleria Tower and the Riverchase Galleria, (iii) that all such construction work shall be carried on as expeditiously as is consistent with good construction practices; (iv) to cause all contractors engaged in such construction work to take such steps as may be reasonably required to prevent injury to any of the tenants or occupants of the Galleria Tower and the Riverchase Galleria or their licensees or invitees; (v) to take any and all safety measures reasonably required to protect the other parties hereto and all tenants and occupants of the Galleria Tower and the Riverchase Galleria, their licensees and invitees, from injury or damage caused by, or resulting from, the performance of any construction by Tenant; (vi) to erect or cause to be erected adequate and proper barricades, substantially enclosing the area of construction so as to protect the other parties hereto, and their respective customers, employees, licensees and invitees from injury or damage caused by such construction, and maintain such barricades until such construction is completed to such extent that such protection is no longer needed; (vii) remove from the Demised Premises and dispose of, on at least a weekly basis or more frequently as needed, all debris and rubbish caused by or resulting from any such work; and
(viii) repair any and all damage caused to the Riverchase Galleria and/or the Galleria Tower.

         (e) Tenant hereby agrees to indemnify Landlord for any and all liability including any arising out of statutory or common law for any and all injuries to or death of any and all persons including Tenant's contractors and subcontractors and their employees and any liability for any and all damage to the property caused by, or resulting from, or arising out of any act or omission on the part of Tenant, its contractors, and its or their subcontractors or employees in the performance of any work; and Tenant agrees to defend, indemnify and save harmless Landlord from and against all damages, cost, liabilities, losses and/or expenses (including legal fees and expenses) which Landlord may incur, suffer, or pay as a result of claims or lawsuit(s) due to, because of, or rising out of any and all such injuries, death and/or damage.

         (f) If because of any act or omission of Tenant, any mechanics or other lien, charge or order for the payment of money or other encumbrance shall be filed against Landlord and/or any portion of the Galleria Tower (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its sole cost and expense, cause same to be discharged of record or bonded within ten (10) days after notice to Tenant; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorney's fees resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, or order or encumbrance and Tenant agrees to reimburse Landlord for all cost, expenses (including all legal fees and expenses) and other sums of money in connection therewith plus interest at the rate of two percent (2%) over the prime rate as established by AmSouth Bank of Alabama, N.A. or its successors or assigns. Tenant does hereby agree to give its contractors, both general and subcontractors, written notice that said contractors must look solely to Tenant for payment of any and all work performed by said contractors on behalf of Tenant.

         (g) Each of the contractors and/or subcontractors participating in such construction shall guarantee in writing that the work done by it will be free from any defects in workmanship and materials for a period of not less than one year from the date of completion and acceptance thereof. All warranties or guarantees as to materials and workmanship with respect to such construction shall be contained in the contract or sub-contract which shall provide that said guarantees or warranties shall inure to the benefit of both Landlord and Tenant and may be directly enforced by either of them.

         (h) Any approval or consent by Landlord or its agent, shall in no way obligate Landlord or its agent, in any manner whatsoever in respect to the finished product design and/or construction by Tenant. Furthermore, the consent or approval by Landlord or its agent shall mean only that such plans, specifications or items meets the subjective standards of Landlord and such consent or approval by Landlord or its agent shall not be deemed to mean that such plans, specifications or construction is structurally or constructionally sound and appropriate or that such plans, specifications or construction meet the applicable building or safety codes and/or standards. Any deficiency in design or construction, although same had the prior approval of Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant shall be new and all work shall be done in a first class workmanlike manner.

REPAIRS

10. (a) Tenant shall take good care of the Demised Premises and, at Tenant's expense, shall properly make all repairs, ordinary or extra ordinary, in or about the Demised Premises required by reason of (i) the performance or existence of Tenant's Work or other work by Tenant, (ii) the installation, use or operation of Tenant's property in the Demised Premises, (iii) the moving of Tenant's property in or out of the Building, (iv) the misuse or neglect or other act of or sufferance by Tenant or any of its employees, agents, or contractors, and (v) Tenant's occupancy of the Demised Premises. In the event of any repairs or alterations by Tenant within the Demised Premises, Tenant agrees to obtain Landlord's written consent prior to making any such repairs and alterations and to keep the Demised Premises, the Building and the property upon which the Building is situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the Default Rate.

         (b) Landlord, shall have full and complete control to make changes and/or repairs to the roof, structural components, outside walls, elevators, heating, air conditioning, electrical, plumbing and other utility systems of the Building. Landlord shall not be required to make such repairs as Tenant may be required to make under the provisions of Section 10(a) above or any other repairs, changes or improvements to the Demised Premises, except as may be otherwise provided in Exhibit "B", attached hereto.

         (c) There shall be no allowance to Tenant for a diminution of rental value and Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to the business of Tenant arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law to make in or to any portion of the building or the Demised Premises, or in or to the fixtures, equipment or appurtenances to the Building or the Demised Premises.


REGULATIONS AND LAWS

11. Tenant shall properly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments, and of any and all of the departments and bureaus thereof, applicable to said Demised Premises and shall also promptly comply with and execute all rules, orders and regulations of the Fire Underwriters Association for the Prevention of Fires at Tenant's own cost and expense. Tenant agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by Tenant's use or occupancy of the Demised Premises, said payment shall be in addition to any amounts due Landlord pursuant to other provisions contained herein and shall be deemed Additional Rent.

TENANT'S PROPERTY

12. (a) All business and trade fixtures, machinery and equipment, communications equipment and office equipment installed in the Demised Premises by Tenant without expense to Landlord, and all furniture, furnishings and other articles of movable personal property owned by the Tenant and located in the Demised Premises, shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided (i) that Tenant shall repair or pay the cost or repairing any damage to the Demised Premises or to the Building resulting from such removal and (ii) that Tenant is not in default of the terms of this Lease.

    (b) Any items of Tenant's property (except money, securities and other like valuables) which shall remain in the Demised Premises after the date fixed for termination of this Lease or after a period of ten (10) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may, at Tenant's expense, be disposed of, without accountability, and in such manner as Landlord may see fit.


INSURANCE

13. Landlord shall insure the Building against damage by fire, including extended coverage, in any amount Landlord, in its reasonable discretion, shall deem adequate, and shall maintain such insurance throughout the term hereby demised. During the term, Tenant shall insure all of its property, owned or leased, in the Demised Premises against damage by fire, extended coverage, vandalism, water damage and sprinkler leakage in an amount selected by Tenant which shall, in any event, be adequate to satisfy any co-insurance requirements of the policies providing such insurance. In addition, Tenant shall also maintain with respect to the Demised Premises, comprehensive general liability insurance, with minimum limits of One Million Dollars/Three Million Dollars ($1,000,000.00 / $3,000,000.00) for personal injury, and Two Million Dollars ($2,000,000.00) for property damage.

    Tenant shall maintain the insurance coverage required herein with a company or companies with an insurance rating acceptable to Landlord and authorized and licensed to do business in the State of Alabama. The comprehensive general liability insurance shall include the Landlord as well as Tenant, against bodily injury to, or death of, persons and against property damage, as herein provided. Tenant shall deliver certificates of insurance indicating the above specified coverage to the Landlord upon the commencement of the term of this Lease, and, when requested by Landlord, continuing evidence of such coverage annually. If such insurance is carried under a blanket policy, Tenant agrees to deliver to Landlord a proper certificate of such insurance, signed by the insurer. Such insurance policy or policies shall provide that it (they) cannot be canceled without at least ten (10) days prior written notice to the Landlord.

     Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any property of the Landlord or Tenant, as the case may be, covered by insurance to the extent of such insurance, even though such loss or damage might have been occasioned by the negligence of the Landlord or Tenant, or their respective agents, employees, invitees, etc. This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the aforementioned waiver shall not affect the right of the insured to recover under such policies; each party shall use its best efforts (including payment of additional premiums) to have its insurance policies contain the standard waiver of subrogation clause. In the event Landlord's or Tenant's insurance carrier declines to include in such carrier's policies a standard waiver of subrogation clause, Landlord or Tenant, as the case may be, shall promptly notify the other party, in which event, the other party shall not be required to have its insurance policies contain such waiver of subrogation clause and this section shall be of no force and effect.

     Notwithstanding the foregoing, Tenant shall indemnify and hold Landlord harmless from and against all claims, actions and demands of any nature whatsoever arising from personal injury or death to any person or from losses of or damages to any property which claims, actions and demands allegedly result from the separate or concurrent negligence of any and all persons, and/or from separate or concurrent conditions or uses of the Demised Premises, equipment, materials, supplies or other things of any nature whatsoever related to or in connection with the use and operation of the Demised Premises, and/or the performance of this Lease; and Tenant shall reimburse to Landlord all expenses or costs incurred by it in connection with any investigation, handling, settlement, defense and/or enforcement of any rights concerning the Demised Premises and/or the performance of this Lease and/or any and all such claims, actions and demands, and shall pay any and all judgements, awards and/or settlements resulting therefrom except only any such claim, action or demand which was caused solely by the negligence of the Landlord.

     Notwithstanding the foregoing, Landlord shall indemnify and hold Tenant harmless from and against all claims, actions and demands of any nature whatsoever arising from personal injury or death to any person or from losses of or damages to any property which claims, actions and demands allegedly result from the separate or concurrent negligence of any and all persons, and/or from separate or concurrent conditions or uses of the Landlord Controlled Areas, related to or in connection with the use and operation of the Landlord Controlled Areas, and/or the performance of this Lease by Landlord; and Landlord shall reimburse to Tenant all expenses or costs incurred by it in connection with any investigation, handling, settlement, defense and/or enforcement of any rights concerning the Landlord Controlled Areas and/or the performance of this Lease by Landlord and/or any and all such claims, actions and demands, and shall pay any and all judgements, awards and/or settlements resulting therefrom except only any such claim, action or demand which was caused solely by the negligence of the Tenant.


DESTRUCTION

14. In case of damage by fire or other casualty to the Demised Premises or any part thereof, Landlord shall have one hundred eighty (180) days within which to repair and restore the same without terminating this Lease except that if the fire or other casualty shall damage the entire Demised Premises or a substantial portion of the Demised Premises, Landlord may elect not to repair and restore the Demised Premises in which event Landlord shall notify Tenant of that election within sixty (60) days after the date of the casualty. Should the Landlord elect to repair and restore the damaged portion of said Demised Premises, then during the period that Tenant is deprived of the use of the damaged portion of the Demised Premises, Tenant shall be required to pay rental covering only that part of the Demised Premises that it is able to occupy; the rent for said remaining space shall be that portion of the total rent which the amount of floor area remaining that can be occupied bears to the total floor area of all of the Demised Premises covered by this Lease. If during the term of this Lease the entire Demised Premises or any part thereof, including for this purpose the means of access thereto, shall be so damaged by fire or other casualty as to be untenantable, then unless said damage is repaired within one hundred eighty (180) days thereafter as herein specified, either party hereto, upon written notice to the other party given at any time following the expiration of one hundred eighty (180) days after said fire or other casualty, may terminate this Lease in which case the Rent and Additional Rental shall be apportioned and paid to the date of said fire or other casualty. The period of one hundred eighty (180) days hereinbefore referred to shall be extended by such additional period, not in excess of sixty (60) days, that Landlord is delayed in substantially completing such repair or restoration by causes such as strikes, unavailability of materials or any other cause which is beyond the reasonable control of the Landlord. In case the Building generally is so severely damaged by fire or other casualty (although the Demised Premises may not be affected) that the Landlord shall decide within a reasonable time not to rebuild or reconstruct said Building, then this Lease, and the tenancy hereunder, shall terminate on the date specified by the Landlord in a notice which shall be given no later than sixty (60) days after the casualty. No compensation or claim of diminution of rent will be allowed or paid, by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Demised Premises, or any portion of the Building however, the necessity may occur, as determined in the sole discretion of the Landlord. For purposes of this section, a substantial portion shall mean twenty-five percent (25%) or more of the Demised Premises.

CONDEMNATION

15. If any portion of the Demised Premises less than a substantial part thereof shall be taken or condemned or sold for public or quasi public use or purpose by or to any competent authority, then this Lease shall not terminate except as to the part taken and shall terminate as to the part taken effective as of the date when title vests in any such authority. Tenant agrees if the Demised Premises, or a substantial part thereof, shall be taken or condemned or sold for public or quasi public use or purpose by or to any competent authority, this Lease shall fully terminate as of the date when title vests in such authority. Tenant shall have no claim against the Landlord, and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all rights of Tenant to damages therefore, if any, are hereby assigned by Tenant to Landlord. Upon any such condemnation or taking, the term of this Lease shall cease and terminate as to the entire Demised Premises or the applicable portion thereof from the date when title vests in such governmental authority, and Tenant shall not claim against the Landlord for the value of any unexpired term of this Lease, leasehold improvements or goodwill. For purposes of this section, a substantial part shall mean twenty-five percent (25%) or more of the Demised Premises.

     Notwithstanding anything herein stated to the contrary, Tenant shall be entitled to the amount which may be awarded, if any, for the undepreciated book value of Tenant's equipment actually taken and any unamortized book value of leasehold expenses made to the Demised Premises at Tenant's expense, but not the value of the estate vested in Tenant by this Lease.

EVENTS OF DEFAULT

16. The following events shall be deemed to be events of default by Tenant under this Lease:

     (a) Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord hereunder or under any other lease or sublease within the Galleria Tower, whether such sum be any installment of the Rent herein reserved, any other amount treated as Additional Rental hereunder, or any other payment or reimbursement to Landlord required herein whether or not treated as Additional Rental hereunder, and such failure shall continue for a period of ten (10) days from the date such payment was due; or

     (b) Tenant shall fail to comply with any term, provision or covenant of this Lease or any other lease or sub-lease in the Galleria Tower other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within thirty (30) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

     (c) Tenant shall fail to vacate the Demised Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only; or

     (d) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, if such default shall continue for ten (10) days after written notice thereof to Tenant; or

     (e) Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of the creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver for itself or for the whole or for any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws as now in effect or hereafter amended, or any other applicable law or statute of the United States or any State thereof; or

     (f) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or for the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof; or

     (g) In any event whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as permitted in this Lease; or

     (h) In the event Tenant defaults under any lease or sublease agreement for Rentable Area in the Galleria Tower.

          Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

REMEDIES

17. Upon the occurrence of any of such events of default described in Section 16 hereof or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies, in addition to all remedies, both legal and equitable under the laws of the State of Alabama, without any notice or demand whatsoever.

     Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating this Lease. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Demised Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event with or without process of law and to repossess Landlord of the Demised Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Demised Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as Additional Rental hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the rent, including any amounts treated as Additional Rental hereunder and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Demised Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to the recovery of the Demised
Premises, and preparation for reletting) and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

     Any and all property which may be removed from the Demised Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for value, preservation or safe keeping thereof. Tenant shall pay Landlord, on demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Demised Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

     All remedies set forth in this Section 17 shall be deemed cumulative and Landlord may pursue any and all remedies, both at law and at equity under the laws of the state of Alabama.

SERVICES

18. Landlord shall furnish reasonably adequate electricity, water, lavatory supplies, and automatically operated elevator service, during normal Building hours as specified below, and normal and customary cleaning service after business hours daily, Monday through Friday. Landlord shall furnish hot and cold water at those points of supply provided for the general use of all tenants in the Building, as well as heat and air conditioning in season, during such time as Landlord normally furnishes these services to other tenants in the Building, and at such temperatures and in such amounts as are considered by Landlord to be standard, Monday through Friday, from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., and such other hours as Landlord may in its discretion deem appropriate, exclusive of Sundays and holidays, during such seasons of the year when such services are normally and usually furnished in modern office buildings in the Birmingham, Alabama area. Proper electrical facilities will be furnished by Landlord and will supply sufficient power for standard office machines of low electrical consumption; provided, however, that Tenant shall bear the utility cost occasioned by special equipment including but not limited to electro-data processing machines, commercial copying machines, computers and similar machines of high electrical consumption including air conditioning cost associated therewith. Landlord reserves the right to specify those items that are to be considered special equipment. Landlord further reserves the right to adjust the monthly rent to reflect the additional cost of any extraordinary, excessive or wasteful consumption of electricity. Special equipment shall not include desk top computers, copy machines and other equipment of electrical consumption normally used by Tenant in the conduct of its business, except to the extent the employee density ratio exceeds 8.5 per 1000 sq. ft. of Rentable Area, whereupon Tenant shall pay for such extra costs. Landlord also reserves the right to separately meter, at Tenant's expense, any such special equipment and to require Tenant to pay for same directly. Landlord shall provide routine maintenance, painting, and electrical lighting service for all public areas and special service areas of the Building, in the manner and to the extent deemed by the Landlord to be standard. The electrical wiring, risers and other equipment in the Building are not represented by Landlord to be adequate for any purpose other than general office use including standard office machines of low electrical consumption. Tenant agrees that it will not make any use of the electrical equipment of the Building which exceeds the capacity of such equipment. Failure by Landlord to any extent to furnish these defined services, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor shall such events be construed an eviction of Tenant nor work an abatement of rent, nor relieve Tenant from fulfillment of any term, condition, covenant or agreement hereof. Should any of the Building equipment or machinery break down, or for any cause or reason cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or for any damages on account of any interruption in service occasioned thereby or resulting therefrom. Any services furnished for the use thereof by Tenant other than during the normal business hours shall be billed to and paid by Tenant.

LANDLORD'S LIEN

19. INTENTIONALLY OMITTED

EXEMPTIONS AND ATTORNEY'S FEE

20. As to and against the payment of rent and any other monies which shall accrue to Landlord under the terms of this Lease, Tenant hereby expressly waives all exemptions as to personal property allowed Tenant under the constitution and laws of the State of Alabama, or any other state, and agrees to pay all costs of collecting the same, including a reasonable attorney's fee. In the event of the breach by either party of one or more of the terms and conditions of this Lease, the other party shall be and is hereby authorized to do any and all things deemed by non-defaulting party or such attorneys necessary to protect, conserve or promote the interest of the non-defaulting party under this Lease, including the institution of legal proceedings, against the defaulting party, of any nature, and including suit for damages for any such breach, and the defaulting party agrees in that event to pay a reasonable attorney's fee to said attorneys for such services. Notwithstanding anything to the contrary stated in the Lease, in the event either party resorts to legal action in order to enforce any rights under this Lease, then the non-prevailing party shall be required to pay all legal costs and expenses (including court costs and reasonable attorney's fees) incurred by the prevailing party.

CURING TENANT'S DEFAULT

21. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case if such default continues after the expiration of ten (10) days from the date Landlord gives Tenant notice of intention so to perform. All costs, expenses and disbursements of every kind and nature, whatsoever, incurred by Landlord in connection with any such performance by it for the account of Tenant, including any expenses incurred for any property, material, labor or services provided, furnished or rendered, by Landlord or at its instance to Tenant, together with interest thereon at the Default Rate, shall be paid by Tenant to Landlord within ten (10) days after Landlord's rendition of each bill therefor to Tenant.

SUBORDINATION

22. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant understand and agree that the Building is part of an integrated mixed-use real estate development which, in addition to the Building, includes a retail shopping center, hotel and other related uses. Tenant acknowledges that Landlord is only one of several property owners (herein "adjacent land owners"), all of which comprise the Riverchase Galleria Development, herein referred to as the "Complex". Landlord and the adjacent land owners have entered into, or will enter into, reciprocal agreements, herein referred to as "Reciprocal Agreements" for the coordinated use and operation of the Complex, including agreements concerning access, parking, utility easements and maintenance and operation of the common areas. This Lease shall be subject and subordinate to the terms and conditions contained in said Reciprocal Agreements, as same may, from time to time, be amended. The Tenant agrees that this Lease is and shall remain subject to and subordinate to all present and future first mortgages affecting the Building, and/or the Complex and likewise subordinate to any other mortgage affecting the Building and/or the Complex as to which Landlord may elect and the Tenant shall promptly execute and deliver to the Landlord such certificate or certificates in writing as the Landlord may reasonably request, showing the subordination of this Lease to such mortgage or mortgages and in default of the Tenant's so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of the Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable; provided as a condition of Tenant's execution of a subordination document, so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed hereunder, and under all its other leases and subleases in the Galleria Tower, its tenancy shall not be disturbed and such subordination document shall contain a non-disturbance agreement to such effect.

NAME OF BUILDING

23. The Building shall be known as Galleria Tower. Landlord, however, reserves the right, to be exercised at Landlord's sole discretion, to change said name from time to time; provided, however, so long as Tenant is bound by this Lease, Landlord shall not name the Building after a competitor of Tenant. Tenant agrees not to refer to the Building by any other name other than as the aforesaid or as the same may be changed by Landlord or by its street address, which shall be:
3000 Galleria Tower, Riverchase Galleria, Birmingham, Alabama 35244.

RULES AND REGULATIONS

24. Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit "C". Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions, or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. Landlord reserves the right to change, adopt and promulgate, from time-to-time on five (5) days prior notice, other reasonable rules and regulations and to amend and supplement the same, all of which shall be complied with by Tenant. If there is an inconsistency between this Lease and the rules and regulations as set forth in Exhibit "C", this Lease shall govern.

QUIET ENJOYMENT

25. Upon payment by Tenant of all items of rent, Additional Rent, and any and all other sums to be paid by Tenant to Landlord hereunder and the observance and performance of all the covenants, terms and conditions to be observed and performed by Tenant, Tenant shall have the peaceful and quiet use of the Demised Premises, and all rights, servitudes, and privileges belonging, or in any wise appertaining thereto or granted hereby, for the term of this Lease, without hindrance or interruption by Landlord, or any other person or persons lawfully claiming by, through or under Landlord, subject nevertheless to the terms and conditions of this Lease, and to any mortgage, deed of trust, ground lease or agreement to which this Lease, and/or Landlord's interest in the Demised Premises and the Building of which they are a part, is subordinate. Landlord warrants that it has full right and authority to enter into this Lease for the full term hereof.

NO REPRESENTATIONS BY LANDLORD

26. Neither Landlord nor any agent or employee of Landlord has made any representations or promises, with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein set forth. The Tenant, by taking possession of the Demised Premises, shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

ENTIRE AGREEMENT

27. This Lease, together with the Exhibit(s) attached hereto, contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained or referred to in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties. The failure of the Landlord or Tenant to insist upon strict performance by the other of any of the covenants or conditions of this Lease in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants or conditions, but the same shall be and remain in full force and effect. No waiver of any provision of this Lease shall be deemed to have been made, unless it be in writing and signed by the party to be charged therewith.

NO PARTNERSHIP

28. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or create any other relationship between the parties hereto other than that of Landlord and Tenant.

CANCELLATION

29. INTENTIONALLY OMITTED

NOTICES

30. All notices required or desired to be given hereunder by either party to the other shall be given by hand delivery, overnight courier or certified or registered mail, first class, postage prepaid, return receipt requested. Notice to the respective parties shall be addressed as follows:

If to Landlord:         Riverchase Tower, Ltd.
                        c/o Jim Wilson & Associates, Inc.
                        P.O. Box 4480
                        Montgomery, Alabama 36103-4480
                        Attention: Contract and Lease Administration

If to Tenant:           MEDPARTNERS, INC.
                        3000 Galleria Tower, Suite 1000
                        Birmingham, Alabama 35244
                        Attention: Real Estate Department

     Either party may, by like written notice, designate a new address to which such notices shall be directed. Notice shall be deemed given five (5) days after it is mailed.

ESTOPPEL CERTIFICATES

31. Tenant agrees, at any time and from time to time, upon not less than fifteen
(15) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing stating (i) that this Lease is unmodified and in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified, and stating any such modifications;
(ii) that Tenant has accepted possession of the Demised Premises, and that any improvements required by the terms of this Lease to be made by the Landlord have been completed to the satisfaction of the Tenant; (iii) that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; (iv) the address to which notices to Tenant should be sent; (v) that Tenant, as of the date of any such certification, has no charge, lien or claim of set off under this Lease, or otherwise, against rents or other charges due or to become due hereunder; and (vi) whether or not, to the best of Tenant's knowledge, Landlord is, or is not, in default of the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord's interest, or any prospective assignee of any such mortgagee.

BINDING EFFECT OF LEASE

32. It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, and, except as otherwise expressly provided in this Lease, their successors and assigns. Landlord may freely and fully assign its interest hereunder. The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

HOLDING OVER

33. If the Tenant withholds from the Landlord possession of the Demised Premises at the termination of this Lease, whether by lapse of time or by election of the Landlord, the damages for which the Tenant shall be liable for such detention shall be and are hereby equal to one and one-half times the rate of rent stipulated herein, the same to be due for the entire period of such holding over or detention, plus any and all other consequential and actual damages.

SIGNS AND ADVERTISING

34. No sign, advertising or notice shall be inscribed, fixed or displayed on any part of the outside or the inside of the Building, except as approved in writing in advance by Landlord, and then only in such place, number, size, color and style as approved by Landlord, and if any such sign, advertisement or notice is improperly exhibited, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord by said removal and shall pay for same on demand. Any such permitted use, including directories and nameplates, shall be at the sole cost and expense of the Tenant, except as otherwise provided. Landlord shall have the right to prohibit any advertisement of Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord shall have the right to install signs on the exterior or interior of the Building. Notwithstanding anything herein to the contrary, during the term of this Lease and any renewal terms, Landlord shall provide Tenant signage located in the Building lobby on the tenant directory and Tenant shall be permitted to install door plaques located at the entrances to Tenant's office areas on each floor provided that such plaques, and the manner of affixing the same to the door or wall, shall be subject to Landlord's reasonable approval.

PARKING AREAS

35. Landlord agrees to provide parking areas for the use of Tenant in common with others using the Building. Landlord reserves the right to promulgate rules and regulations relating to the use of such parking area, including such limitations as may, in the opinion and at the discretion of Landlord, be necessary and desirable. Tenant and its employees are expressly prohibited from parking in any portion of the parking area designated or marked for visitor parking only, if any, or other specially designated parking spaces. In the event that the Tenant, or any of its employees, shall park their cars in any such specially designated portion of the parking area, then Landlord shall have the right, at Landlord's option, to charge Tenant a fee for such improperly parked car, and/or to have any such improperly parked car towed at Tenant's expense. Tenant recognizes that Landlord has available 4.0 parking spaces for each 1000 square feet of Rentable Area in the Building. Notwithstanding anything herein stated to the contrary, Landlord agrees to designate a total of 22 reserved car spaces (including 7 presently designated car spaces) for use by Tenant; provided however, nothing herein shall require Landlord to monitor such spaces or enforce the unauthorized use of such spaces. The 15 additional car spaces shall be located consecutive to the existing spaces to the west.

UNAVOIDABLE DELAYS

36. The provisions of this section shall be applicable if there shall occur, during the Lease Term, or prior to the commencement thereof, any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor, or acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this section beyond the reasonable control of the party (but not including an inability to obtain financing) obligated to perform and not due to the fault or negligence of the party obligated to perform (herein called "Unavoidable Delays"). If Landlord or Tenant shall, as a result of any Unavoidable Delays, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease, but only to the extent occasioned by such event and provided this section shall not apply to Tenant's obligation to pay rent and other charges hereunder.

ASSIGNMENT AND SUBLETTING

37. (a) Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Demised Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Demised Premises by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and such restriction shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the Demised Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In the event of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under the sublease; provided however, if the Base Rental and Additional Rental received by Landlord from such assignee or subtenant is greater than that due from Tenant for such Rentable Area, Landlord shall reimburse Tenant out of such excess as received such costs and expenses incurred by Tenant in subletting or assigning, including but not limited to marketing expenses, brokerage commissions, tenant improvements, moving expenses and reasonable attorney's fees. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for the compliance with all of its obligations under the terms, provisions and covenants of this Lease.

      (b) Notwithstanding anything herein stated to the contrary, Tenant may assign or sublet the whole or any part of the Demised Premises, without Landlord's consent, to a parent, subsidiary or other affiliate of Tenant or any successor by merger or to any entity purchasing substantially all of the assets of Tenant on condition that: (i) Tenant is not in default hereunder; (ii) Tenant shall give Landlord prior written notice and a true and correct copy of such assignment; (iii) the assignee shall expressly assume in writing the obligations of Tenant; and (iv) Tenant shall not be released from its obligations and liabilities provided for hereunder by virtue of such assignment.

      (c) In lieu of consenting or not consenting, Landlord may (except in those situations addressed in sub-paragraph (b) above), at its option, (i) in the case of the proposed assignment or subletting of Tenant's entire Demised Premises, terminate this Lease, or (ii) in the case of the proposed assignment or subletting of a portion of the Demised Premises, terminate this Lease as to that portion of the Demised Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii) of this Section, Tenant's obligations as to Base Rental and Additional Rental shall be reduced in the same proportion that the Area of the portion of the Demised Premises taken by the proposed assignee or subtenant bears to the total Rentable Area of the Demised Premises; provided however, if the Base Rental and Additional Rental received by Landlord from such assignee or subtenant is greater than that due from Tenant for such Rentable Area, Landlord shall reimburse Tenant out of such excess as received such costs and expenses incurred by Tenant in subletting or assigning, including but not limited to marketing expenses, brokerage commissions, tenant improvements, moving expenses and reasonable attorney's fees.

MISCELLANEOUS

38. (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

      (b) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease or any provision hereof.

      (c) If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or enforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion thereof.

      (d) Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as may be otherwise described herein; and (ii) indemnifies and holds the other harmless from any and all losses, liability, cost or expenses (including attorney's fees) incurred as a result of a breach of the foregoing warranty.

SUBSTITUTION OF PREMISES

39.   INTENTIONALLY OMITTED

CHANGES TO BUILDING

40. The Landlord reserves the right at any time to make changes or additions to, and to erect additional stories on, the Building, to erect temporary scaffolds and other aids to construction on the roof and exterior walls of the Building, to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Demised Premises, provided, however, any such action shall be done in such a manner as not to unreasonably interrupt the conduct of Tenant's business and the Landlord shall at all times provide reasonable customer and client access to the Demised Premises. This Lease does not grant any right to light or air over or about the Demised Premises or Building. In this regard, Landlord shall have the right, in its sole discretion to build such additional buildings and to change the common areas (as same may be defined from time to time) and parking facilities, including the right to alter and/or expand existing structures and buildings.

SALE BY LANDLORD

41. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the assignee and/or successor in interest of Landlord in and to this Lease. Tenant agrees to attorn to purchaser or assignee, or to any successor or assignee of Landlord.

ENTRY BY LANDLORD

42. Landlord reserves and shall at reasonable times have the right to enter the Demised Premises to inspect the same, to supply janitor service and any other services to be provided by Landlord to Tenant hereunder, and to submit said Demised Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Demised Premises or any other portion of the Building, all without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, providing that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant agrees to cooperate with Landlord in providing reasonable access to the Demised Premises. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Demised Premises except Tenant's vaults and safes, and Landlord shall have to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Demised Premises, or an eviction of Tenant from the Demised Premises or any portion thereof.

LANDLORD CONTROLLED AREAS AND OPERATING AGREEMENTS

43. (a) All automobile parking areas, driveways, entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all truck ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common with others using the Building, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time-to-time to establish, modify and enforce rules and regulations with respect to all such facilities and areas and improvements; to police same; from time-to-time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities, to discourage non-tenant parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgement of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by others using the Building, tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other such facilities referred to above in such reasonable manner as Landlord shall determine from time-to-time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this paragraph to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities.

      (b) Landlord has entered into operating agreements, easement agreements, reciprocal easement agreements, construction agreements and/or other similar agreements, all of which are hereinafter referred to as Operating Agreements, which set forth the respective rights, duties and obligations of Landlord and the owners or occupants of adjacent premises, including, but not limited to department stores and the Wynfrey Hotel, insofar as the overall operation of the Riverchase Galleria is concerned, including but not limited to, access, parking, utility easements and other easements, maintenance of the common areas, and operation of the common areas. The Landlord shall not be liable for any failure on the part of the owner or the occupant of any of the adjacent premises, its successors, assigns or subtenants for their failure to abide by or to comply with the terms and conditions contained in said Operating Agreements as the same may be from time to time amended. This Lease shall be subject and subordinate to the terms and conditions contained in said Operating Agreements as the same may be from time to time amended. It is understood and agreed that the owner or occupant of said department stores, the Wynfrey Hotel and the other tenants in the Riverchase Galleria have reciprocal parking privileges for all parking in the Riverchase Galleria.

LIMITATION OF LIABILITY

44. Tenant shall look only to Landlord's estate and property in the Building and on the land on which it is located for satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord or its successors or assigns, in the event of any default by Landlord hereunder (subject to the prior rights of the holder of the mortgage or deed to secure debt on any part of the Building) and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under and with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

 RENEWAL OPTION

45. (a) Renewals: Provided Tenant is not in default, Tenant shall have the option to renew this Lease for three (3) additional sixty (60) month renewal periods by giving Landlord prior written notice at least twenty-four (24) months prior to the expiration of the Term of this Lease, or if applicable, twenty-four
(24) months prior to the expiration of the each respective Renewal Period. In the event Tenant elects to exercise a renewal option of this Lease, all terms, covenants and conditions of this Lease shall remain unchanged except that the Annual Base Rental shall be adjusted to the respective amount as set forth in
Section 45(b) hereof. In the event Tenant is in default on the date the renewal term is to commence, the applicable renewal term shall not commence and this Lease shall be deemed to have expired at midnight on the last day of the Initial Term or, if applicable, the First Renewal Term.

      (b) RENTAL FOR RENEWAL TERMS; DETERMINATION. The Basic Rental during the First, Second and Third Renewal Terms shall be an amount equal to the prevailing fair market rental value of the Demised Premises as determined by reference to comparable space in the Building, and in comparable buildings, for comparable tenants, in Hoover and the corridor between I-459, U.S. Highway 280 and the Riverchase Galleria ("Market Area"), at the time of commencement of the applicable renewal period, as determined by agreement between Landlord and Tenant.

      In the event Tenant exercises any option contained in Section 45 of this Lease, Landlord shall, within thirty (30) days after receipt of Tenant's renewal notice, send Tenant Landlord's written evaluation for the prevailing fair market rental value of the Demised Premises for comparable space in the Building, and in comparable buildings, for comparable tenants ("Landlord's Rent") for the five
(5) year period covered by the exercise of said option. Within ten (10) days thereafter, Tenant shall send to Landlord a notice stating either (i:) Tenant's agreement with Landlord's Rent, in which event said amount shall be the Basic rental rate payable by Tenant for the renewal period in issue or (ii) Tenant's evaluation of said prevailing market rental value ("Tenant's Rent"). If Landlord and Tenant are unable to agree upon said prevailing fair market rental value within twenty (20) days from the date of sending the notice described in (ii) above, the matter shall be determined by arbitration pursuant to provision below. Landlord and Tenant agree that the arbitrators' determination of the prevailing fair market value of the Demised Premises for comparable space in the Building, and in comparable buildings, for comparable tenants in the Market Area for the renewal period in issue.

      (c) ADJUSTMENTS TO RENTAL. If, for any reason, the First, Second or Third Renewal Term shall commence prior to the determination of the Rental for such term, Tenant, in the meantime, shall pay the monthly installments of Base Rental (the "Prior Rent") in effect under this Lease on the last day of the term being renewed. If the Base Rental for such renewal term thereafter shall be determined to be greater than the Prior Rent, Tenant, immediately following such determination, shall pay to Landlord the difference between the Prior Rent and that which should have been paid on the basis of such determination.

      (d) ARBITRATION. Disputes between Landlord and Tenant with respect to the prevailing fair market rental value of the Demised Premises as set forth in the Lease only shall be determined by arbitration as provided herein. No other provision or issue in the Lease shall be subject to or determined by the provisions of this Section 45. Landlord and Tenant shall each appoint a person as arbitrator who is a recognized authority on commercial office leasing in the Market Area. Such appointment shall be signified in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree in thirty (30) days upon the matter so submitted, shall appoint a third arbitrator, who shall be a person of recognized authority on commercial office leasing in the Market Area. If Landlord and Tenant shall fail to so appoint an arbitrator for a period of ten (10) days after written notice from the other party to make such appointment, then the arbitrator appointed by the other party shall appoint a second arbitrator and the two so appointed shall, in the event of their failure to agree upon any decision within five (5) days thereafter, appoint a third arbitrator. The arbitrators, after being duly sworn to perform their duties with impartiality and fidelity, shall proceed to determine the question submitted. The decision of the arbitrators shall be rendered within ten
(10) days after their appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties hereto. The decision of the arbitrators shall be binding, final and conclusive upon the parties. The fees of the arbitrators and the expenses incident to the proceedings shall be born equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called by the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

RIGHT OF FIRST REFUSAL

46. Landlord and Tenant understand and agree that during the Term of the Agreement, provided Tenant is not in default under this Agreement, Tenant shall have the "Right of First Refusal" to lease additional premises of Rentable Area in the Galleria Tower (herein referred to as the "ROFR Premises"). The terms of said Right of First Refusal are as follows:

      In the event Landlord decides to lease all or a portion of the ROFR Premises to a third party, Landlord shall not enter into a lease with such third party without first offering said ROFR Premises or the portion of the ROFR Premises that Landlord wishes to lease to such third party to Tenant, on the same terms and conditions as offered by such third party. Said notice shall be sent by Certified Mail, Return Receipt Requested, hand delivered or national overnight courier. Tenant shall have a period of three (3) business days from the date of the receipt of the offer to lease to accept or reject such offer. Failure to accept such offer with the said three (3) business day period shall be deemed Tenant's rejection of such offer. If Tenant rejects said offer or does not reply within the said three (3) business day period, Landlord may then lease the ROFR Premises or portion thereof that is the subject of said offer to such third party.

APPROVAL OF MORTGAGEE

47. This Agreement, and Landlord's obligations hereunder, shall be subject to the prior approval of Landlord's mortgagee. This Agreement shall not be binding until and unless so approved.

NOTICE TO MORTGAGEE

48. Except as otherwise provided herein, Tenant agrees that it will not exercise any right herein arising out of Landlord's breach of any agreement herein contained or institute any judicial or other proceeding as a consequence thereof, except after giving notice to any Mortgagee or Trustee of the Demised Premises the name and address of which has been furnished in writing to Tenant and affording such Mortgagee or Trustee opportunity to cure such breach within the same time period provided Landlord herein.

      Tenant agrees that Tenant will not terminate the Lease, or make any expenditures hereunder as a result of Landlord's failure to perform obligations imposed upon it by the Lease Agreement until Tenant has given Landlord's Mortgagee or Trustee or the assigns or successors in interest of such Mortgagee or Trustee: (1) notice of Landlord's failure to perform; and (2) the same period as Landlord, with allowance for events beyond Mortgagee's or Trustee's control, to undertake performance of such obligations by Mortgagee or Trustee.

BUILDING SIGN

49. Tenant shall be permitted to install two exterior building signs in the location and to the specifications shown of Exhibit "E" attached hereto. Tenant shall be solely responsible for the installation and maintenance of such signs. Such signs shall, at all times, be maintained in good working order, condition and repair. Further, Tenant shall repair any damage (including discoloration) caused to the Building and related in any way to such signs and the maintenance thereof. At the end of the term of this Lease, Tenant shall remove such signs and shall repair any damage as a result thereof. Tenant does hereby indemnify and hold Landlord harmless from any and against all expenses (including reasonable attorneys fees) claims, actions and demands of any nature whatsoever arising from personal injury or death to any person or from losses of or damages to any property which in any way relate to such signs, and/or the installation, maintenance and/or removal of the same.

      During the term of the Lease and any renewal terms, Tenant shall, at its cost, have the right to install monument signage at the Building in a location mutually acceptable to Landlord and Tenant. The monument signage shall be subject to Landlord's reasonable sign criteria and in accordance with requirements of the Architectural Review Committee of the Riverchase Business Association and City codes.

CHECK IN STATION

50. Landlord agrees that Tenant may construct a check-in station in the third floor lobby of the building. The size, location, material and all other plans and specifications for such station shall be subject to Landlord's approval. At the end of the term of this Lease, Tenant shall, upon request of Landlord, remove such station, repair any damage resulting from such removal and restore the area to the same condition as existed immediately prior to the construction of the station. Notwithstanding the above, such station shall not be used as a waiting area for Tenant's invitees but shall be for the sole purpose of having such invitees check in and obtain information and directions.

DOCUMENTS

51. This Lease consists of this Agreement, along with Exhibits "A" through E, attached hereto and made a part hereof.

Exhibit A - Leasing/Floor Plans
Exhibit B - None
Exhibit C - Rules & Regulations
Exhibit D - Additional Hours Charge
Exhibit E - Sign Specifications

      IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

                                       LANDLORD: RIVERCHASE TOWER, LTD.

                                       BY ITS GENERAL PARTNER
                                          GALLERIA TOWER, INC.

                                          By: /s/ Elizabeth W. Hunter
                                              -----------------------
                                              Its President

                                       TENANT: MEDPARTNERS, INC.

                                          By: /s/ [ILLEGIBLE]
                                              -----------------------
                                              Its: EVP and Corp. Sec.

                                   EXHIBIT "B"
                                   TENANT WORK

ALL WORK TO BE PERFORMED BY TENANT ON THE DEMISED PREMISES MUST BE APPROVED IN ADVANCE BY LANDLORD, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Demised Premises. The halls, passages, entrances, elevators, stairways, and balconies are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.

2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other Common Areas of the Buildings shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who, or whose clerk, agents, employees, servants, or visitors, shall have caused it.

3. Use of Building standard blinds shall be required on all windows in the Demised Premises. Any curtains used by Tenant must be placed on the office side of the blinds. If Landlord, by notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Demised Premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the Demised Premises.

4. No safes or other objects heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to the Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

5. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the Demised Premises.

6. Tenant shall not use or keep in the Building any inflammable substances or chemicals such as kerosene, gasoline, naphtha and benzine (except cleaning fluids in small quantities and when in containers approved by the Board of Fire Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.

7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions and approvals from Landlord.

8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

9. Tenant shall not put down any floor covering in the Demised Premises without the Landlord's prior approval of the manner and method of applying such floor covering.

10. On Sundays and legal holidays, and on other days between the hours of 6 p.m. and 8 a.m., access to the Building, and/or to the halls, corridors, elevators or stairways in the Building, and/or to the Demised Premises may be refused unless the person seeking access is known to the watchmen of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

11. Tenant assumes full responsibility for protecting its Demised Premises from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Demised Premises closed.

12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Demised Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

13. In advertising or other publicity, without Landlord's prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.

14. Canvassing, soliciting and peddling in the Building or parking facilities is prohibited.

15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are operable may be opened with Landlord's consent.

16.   Tenant shall not do any cooking in the Demised Premises.

17. Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of non-strippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

18. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

19. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements, shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Tenant shall assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant. Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed by Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney's fees.

20. No portion of the Demised Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

21. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Demised Premises or any public rooms regardless of whether such loss when such area is locked against entry or not.

22. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building. Tenant and Tenant's employees shall comply with any and all additional rules and regulations concerning the parking areas including the right of Landlord to require Tenant and its employees to display parking stickers on all cars.

23. The directories of the Building shall be used exclusively for the display of the name and location of the tenants only and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

24. No vending machines of any description for use by anyone other than Tenant's employees, agents and invitees shall be installed, maintained or operated in any part of the Building without the written consent of Landlord.

TENANT: /s/ [ILLEGIBLE]                LANDLORD: /s/ Elizabeth W. Hunter
        ---------------------                    -----------------------

                                   EXHIBIT D

      (ATTACHED TO AND MADE A PART OF THE LEASE DATED            , 19   )

                                 BY AND BETWEEN

                             RIVERCHASE TOWER, LTD.

                                   (LANDLORD)

                                      AND

                               MEDPARTNERS, INC.
                          ----------------------------
                                    (TENANT)

                                UTILITY SERVICES

I.   General
     (1) Utility Services. Landlord shall cause the necessary mains, conduits and other facilities to be provided and maintained to supply conditioned water/air (where applicable), ---------------------------- ------------------------, and electricity to the Demised Premises ----
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

          b. Electricity



          c. Heating and Cooling. Landlord shall, at its' own cost and expense, construct, supply and maintain a Central Plant designed to furnish a cooling medium to the Demised Premises. Tenant shall accept and use the cooling medium furnished by the Landlord to the Demised Premises.


     (2) Utility and Service Charges. Tenant shall purchase and use such utility and related services as are tendered by Landlord. The "Utilities and Services Charge", as hereinafter defined, shall be deemed additional rent under this Lease. Said Charge (including all governmental sales taxes) as determined herein, and such adjustments to said "Utilities and Service Charge" determined in accordance herewith shall be due and payable without offset. Tenant shall pay when due and without offset, the "Utilities and Services Charge", as the same may be adjusted as provided for herein from time to time and the same is hereby declared to be additional rent hereunder. The failure, neglect or refusal to pay the same when due shall afford the Landlord with all of the rights and privileges set forth in this Lease for the nonpayment of rent and also those rights and privileges afforded similarly situated entities which supply such services.

II.  Method for Determining the "Utilities and Services Charge"
     The term "Utility Cost", wherever used in this Section, shall mean the cost to the Landlord of the utility, including all charges made to Landlord by the public utility and/or all governmental authorities which furnish or control said utility service to Landlord.

     Tenant shall pay the Landlord in accordance with the provisions hereof, computed as herein set forth, an amount determined in accordance with the provisions hereof for such services supplied to the Demised Premises by Landlord. Such charges to be designated as the "Utilities and Service Charge." The Utilities and Service Charge shall be the sum of the following charges:


          A: Electricity Charge
          B: Current Cooling Charge



                                      1-D

A. Electricity Charge. Tenant shall use electricity furnished by Landlord as Tenant's sole source of electrical energy, and the Electricity Charge, as hereinafter defined, shall be additional rent under this Lease. Landlord's designated engineering consultant shall, from time to time, conduct a survey of the Demised Premises in order to establish an estimate of the electrical energy which will be used by the electrical installations in the Demised Premises. This energy estimate shall be based upon data obtained from Tenant's design plans and specifications and verified by an electrical energy survey of the Demised Premises following completion of Tenant's Work. The energy estimate shall consider Tenant's hours of operation and the total electrical usage based on connected electrical loads consisting of lighting, air conditioning equipment and other miscellaneous electric equipment installed and controlled by Tenant. Landlord's engineer consultant shall use the aforesaid survey estimate to establish Tenant's Electricity Charge. In connection with each survey, Tenant shall furnish Landlord, upon request, with the information required by Landlord to estimate Tenant's electrical loads. Tenant shall pay Landlord, monthly in advance, a sum equal to Tenant's Monthly Electricity Charge which shall be based upon the aforesaid survey. The Electricity Charge may be revised by Landlord from time to time to reflect an increase or decrease in the following: taxes, rates charged to similar consumers by the electric utility company, from which Landlord purchases its electricity, Tenant's connected load, any adjustment required as a result of actual operating experience, and seasonal requirements. In no event shall payment of the Electricity Charge abate, nor shall Tenant have any right to offset in any manner against the payment of such Electricity Charge.

B. Cooling Charges. Tenant shall pay Landlord, as additional rent, for chilled water and use of same for air conditioning purposes, the Current Cooling Charge which consists of the "Minimum Cooling Charge" of $1.85 per square foot of Floor Area per annum, adjusted in the manner hereinafter provided. The Current Cooling Charge shall be adjusted from time to time, but no less often than (i) annually, (ii) each time the Landlord's utility costs are adjusted, and/or (iii) each time an energy survey of the Demised Premises by Landlord's consultant indicates that Tenant's use of chilled water has changed in accordance with subsection B.1, as hereinafter set forth. The annual Current Cooling Charge shall be calculated by multiplying the annual "Minimum Cooling Charge" by a series of adjusting multipliers as follows:

       "Current Cooling Charge" = Minimum Cooling Charge x M1 x M2 x M3 x M4

     Tenant shall pay to Landlord monthly, in advance, a sum equal to one twelfth (1/12) of the annual Current Cooling Charge. In no event shall payment of the Current Cooling Charge abate, nor shall Tenant have any right to offset or counterclaim against payment of such Current Cooling Charge.

     B.1 Capacity Multiplier: M1

     The Capacity Multiplier, M1, is an adjusting multiplier to the Minimum Cooling Charge to account for an installed cooling capacity greater than the Design Criteria of 36 BTU/Hr-Sq Ft of Floor Area in accordance with Exhibit C. M1 shall be the greater of 1 or the multiplier derived by applying the following formula:

                        M1 = 1 + 0.69 x [(BTU/36) - 1]

     The factor "BTU" shall mean BTU/Hr-Sq Ft of Floor Area and shall be the greater of Tenant's actual installed cooling capacity or the design heat gain (ASHRAE procedures) as estimated by Landlord's consultant based on one or more of the following: (i) cooling loads obtained from Tenant's design plans and specifications, and/or, (ii) cooling loads obtained from an energy survey of the Demised Premises conducted by Landlord's Consultant.

     B.2 Hours Multiplier: M2

     The Hours Multiplier, M2, is an adjusting multiplier to the Current Cooling charge to account for Tenant's use of chilled water during "Extra Hours" as defined herein. M2 shall be the greater of 1 or the multiplier derived by applying the following formula:

                       M2 = 1 + {Extra Hours/Regular Hours}

     The term "Extra Hours" shall mean Tenant's hours of chilled water use during times other than the originally established regular business hours of the Shopping Center. The term "Regular Hours" shall mean originally established business hours of the Shopping Center.

     B.3 Utility Cost Multiplier: M3

     The Utility Cost Multiplier, M3, is an adjusting multiplier to the Current Cooling Charge to account for increases or decreases in the cost of utilities which Landlord must pay for operation of the Central Plant. M3 shall be the greater of 1 or the multiplier derived by applying the following formula:

               M3 = 1 + 0.56 x [(Current Cost/Original Cost) - 1]

     The term "Original Cost" shall mean "Utility Cost" based on utility rates in effect on January 1, 1986. The term "Current Cost" shall mean "Utility Cost" based on rates in effect on the date selected by Landlord.


                                      2-D

B.4 Maintenance Cost Multiplier: M4

The Maintenance Cost Multiplier, M4, is an adjusting multiplier to the Current Cooling Charge to account for increases or decreases in the Central Plant operating costs related to maintenance and management personnel. M4 shall be the greater of 1 or the multiplier derived by applying the following formula:

                M4 = 1 + 0.17 x [(Current CPI/Original CPI) - 1]

The term "Current CPI" shall mean the "Consumer Price Index" on the date selected by Landlord. The term "Original CPI" shall mean the "Consumer Price Index" on January 1, 1986. The term "Consumer Price Index" shall mean "United States City Average All Items for All Urban Consumers (CPI-U, 1967=100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations.

III. Example of Annual Utilities and Services Charge Calculations.

     A. Assume the following hypothetical facts for a tenant in Riverchase Galleria Shopping Center.

        1. Store Size: 2,520 sq. ft. of Floor Area

        2. Store Type: Dry goods, retail

        3. Air Handling -- Cooling Coil Capacity: 102,000 BTU per hour*

           *That is to say the rated capacity in BTU per hour of the installed fan coil unit in the Demised Premises and as approved by Landlord.

        4. Plumbing Fixtures as shown on Tenant's final approved plans:

                    Item                                Water Supply Fixture Units**
              a. Flush Tank Water Closet... 1 ea.                  5.0

              b. Janitor's sink                                    3.0

              c. Electric drinking fountain                        0.25
                                                        -----------------------------
                 TOTAL SUPPLY FIXTURE UNITS                        8.25

               **Per "American Standard National Plumbing Code", 1955 Edition, Page 137, Table D.3.5 ("Demand Weight of Fixtures in Fixture Units) and Chart Number 2, Page 138, of Paragraph D.3.6 ("Gallons Per Minute Conversion to Fixture Units")

     B. Example of Calculation:

       (1) Cooling Charge: Minimum Cooling Charge = $1.85 per sq. ft. of Floor Area per annum


                                      3-D

(2) Current Cooling Charge Calculation; and derivation of Multiplier M1:

     a.
                _                                                                    _
               | _                                                                _   |
     1 + .69 x ||Tenant's Installed Air Handling-Cooling Coil Capacity in BTU/Hour |  |
               ||----------------------------------------------------------------- |  |
               ||                 Square Feet of Demised Premises                  |-1| = Multiplier, M1
               ||_                                                                _|  |
               |_-----------------------------------------------------------------   _|

                          36 BTUs per Hour per Sq. Ft.

                                        _                           _
                                       | _                 _         |
                                       || 102,000 BTU/Hour  |        |
     b.             1 + .69 x          || ----------------  |    -1  |
                                       ||_  2,520 Sq. Ft.  _|        | = Multiplier, M1
                                       |  ----------------           |
                                       | 36 BTUs/Hr/Sq. Ft.          |
                                       |_                           _|


                                        _                         _
                                       | 40.476 BTU/Hr/Sq.Ft.      |
     c.             1 + .69 x          |  ----------------     -1  | = Multiplier, M1
                                       | 36 BTU/Hr/Sq. Ft.         |
                                       |_                         _|


     d. 1 + .69 x (1.124 - 1) = Multiplier, M1

     e. 1 + .69 x (0.124) = Multiplier, M1

     f. 1 + 0.086 = Multiplier, M1

     g. 1.086 = Multiplier, M1

     h. Multipliers M2, M3, M4 = 1.0

     i. Current Cooling Charge = Minimum Cooling Charge x M1 x M2 x M3 x M4

     j. Current Cooling Charge = $1.85 x 1.086 x 1.0 x 1.0 x 1.0 = $2.01 per square foot per year.

     k. Annual Cooling Charge = $2.01 x 2,520 Sq. Ft. = $5,065.20 per year

(3) Current Water-Sewage Charge Calculation:

     a. Minimum Water-Sewerage Charge = $229.80

     b. Water Supply Fixture Units = 8.25 f.u.

     c. Additional Fixture Unit Charge:

        $6.00 x (8.25 f.u. installed - 7.00 f.u. allowed) =
        $6.00 x 1.25 f.u. = $7.50

     d. Minimum Water-Sewerage Charge = Minimum Water-Sewerage Charge + Additional Fixture Unit Charge

     e. Minimum Water-Sewerage Charge = $229.80 + $7.50 = $237.50 per year

     f. Current Water-Sewerage Charge = Minimum Water-Sewerage Charge x
        Multiplier

     g. Current Water-Sewerage Charge = $237.30 x 1.0 = $237.30

C. Example Calculation: (Current Cooling Charge for Tenant's Increased Operating Hours - refer to Exhibit D, Paragraph 11.B.2)

   Assume the following hypothetical facts for the same Tenant in Riverchase Galleria Shopping Center where the Shopping Center Annual Hours of Operations are 4,056 and the Tenant's Annual Hours of Operation equals 4,368 hours.

  (1) Sample Calculation; derivation of Multiplier M2

     a. (Tenants annual operating hours) (Shopping Center regular annual operating hours) = Tenant's annual additional operating hours in excess of Shopping Center established operating hours.

             4,368 hours Total Annual Hours
           - 4,056 hours Regular Hours
             ---------------------------------
               312 hours Extra Hours


                                      4-D

           b. Refer to Exhibit D. Paragraph II.B.2. for following formula:

                   | Tenant's annual additional              |
                   | operating hours in excess of            |
                   | Shopping Center's originally            |
                   | established regular operating hours     |
                   | (annual basis)                          |
              1 +  | -----------------------------------     |  = Multiplier, M2
                   | Originally established Shopping         |
                   | Center regular operating hours          |
                   | (annual basis)                          |

                    312 hours
           c. 1 + ------------ = Multiplier, M2
                   4056 hours

           d. 1 + 0.0769 = Multiplier, M2

           e. 1.0769 = Multiplier, M2

           f. Refer to Exhibit D. Paragraph II.A for the following formula:
              Current Cooling Charge = Minimum Cooling Charge x M1 x M2 x
              M3 x M4

           g. Multiplier M1, 1.086 (from Example III, B)

           h. Multipliers M3, M4 = 1.0

           i. $1.85 x 1.086 x 1.077 x 1.0 x 1.0

           j. Current Cooling Charge = $2.16 per square foot of Floor Area per annum

D. Example Calculation: (Current Cooling charge for Increased Electrical Cost -- refer to Exhibit D, Paragraph II.B.3.)

     Assume the following hypothetical facts for the same tenant in Riverchase Galleria Shopping Center where Alabama Power Company increased the cost of electricity which it sells to the Landlord by five (5%) percent.

     (1)   Sample Calculation: derivation of Multiplier M3:
           (Refer to Exhibit D, Paragraph II, B.3. for the following formula):

           a. Multiplier, M3 = 1 + 0.56 x [(Current Cost/Original Cost) - 1]

           b. Multiplier, M3 = 1 + 0.56 x [1.05 - 1]

           c. Multiplier, M3 = 1.028

           d. Multiplier, M1 = 1.086 (from example III.B.)

           e. Multiplier, M2 = 1.077 (from example III.C.)

           f. Multiplier, M4 = 1.0

           g. Current Cooling Charge = Minimum Cooling Charge x M1 x M2 x M3
              x M4

           h. Current Cooling Charge = $1.85 x 1.086 x 1.077 x 1.028 x 1.0

           i. $2.22 Per Square Foot of Floor Area Per Annum of the Demised Premises = Current Cooling Charge

E. Example Calculation: Adjusted Cooling Charge for Increased Operating Costs (other than electricity costs) refer to Exhibit D, Paragraph II.B.4; derivation of Multiplier M4:

     Assume the following hypothetical facts for the same tenant in Riverchase Galleria Shopping Center where the Consumer Price Index increased by six (6%) percent over the "Original CPI."

     (1)  Sample Calculation: derivation of Multiplier, M4:

          a. Multiplier, M4 = 1 + 0.17 x [(Current CPI/Original CPI) - 1]

          b. Multiplier, M4 = 1 + 0.17 x [1.06 - 1]

          c. Multiplier, M4 = 1.0102

          d. Multiplier, M1 = 1.086 (from Example III.B.)

          e. Multiplier, M2 = 1.077 (from Example III.C.)

          f. Multiplier, M3 = 1.028 (from Example III.D.)


                                      5-D

          g. Current Cooling Charge = Minimum Cooling Charge x M1 x M2 x M3 x M4

          h. Current Cooling Charge = $1.85 x 1.086 x 1.077 x 1.028 x 1.01

          i. $1.88 per square foot of Floor Area per annum of the Demised Premises = Current Cooling Charge

          j. Annual Cooling Charge = $2.25 x 2.520 sq ft = $5,670.00

This Exhibit, consisting of number (6) pages, labeled 1-D through 6-D, inclusive, is attached to and forms a part of the Lease dated
                  , 19    , and has been initialed by the parties hereto as
follows:

  By: /s/ Elizabeth W. Hunter                     By: /s/ Illegible
      ------------------------------              ------------------------------
                 Landlord                                    Tenant

Notwithstanding anything in this Exhibit "D" or in the Lease to the contrary, the Utility and Service Charges as described in this Exhibit shall only apply in the event Tenant adds scheduled, routine hours in the way of additional shifts over and above normal work day hours, as described in Section 5 of the Lease.




                                      6-D

                             Intentionally Deleted


                                   EXHIBIT A2

                          [ILLUSTRATION OF FLOOR PLAN]

                                   Suite 760

                               FLOOR PLAN 1"=30'
                               -----------------

                               MEDPARTNERS, INC.
                                   7th Floor
                               2,433 Square Feet


                                   EXHIBIT A3

                          [ILLUSTRATION OF FLOOR PLAN]

                                Suite 980 & 990

                               FLOOR PLAN 1"=30'
                               ----------------

                               MEDPARTNERS, INC.
                                   9th Floor
                               6,297 Square Feet


                                   EXHIBIT A4

                          [ILLUSTRATION OF FLOOR PLAN]

                               FLOOR PLAN 1"=30'
                               -----------------

                               MEDPARTNERS, INC.
                                   10th Floor
                               20,195 Square Feet


                                   EXHIBIT A5

                          [ILLUSTRATION OF FLOOR PLAN]

                          Suite 1110        Suite 1115
                          3,382 Sq. Ft.     7,110 Sq. Ft.

                               FLOOR PLAN 1"=30'
                               -----------------

                               MEDPARTNERS, INC.
                                   11th Floor
                               10,492 Square Feet


                                   EXHIBIT A6

                          [ILLUSTRATION OF FLOOR PLAN]

                               MEDPARTNERS, INC.
                                   12TH Floor
                               20,195 Square Feet

                                   EXHIBIT A7

                          [ILLUSTRATION OF FLOOR PLAN]

                               MEDPARTNERS, INC.
                                   14th Floor
                               20,195 Square Feet


                                   EXHIBIT A8

                          [ILLUSTRATION OF FLOOR PLAN]

                               MEDPARTNERS, INC.
                                   15th Floor
                               20,195 Square Feet

                                   EXHIBIT A9

                          [ILLUSTRATION OF FLOOR PLAN]

                               MEDPARTNERS, INC.
                                   16TH Floor
                               20,195 Square Feet

                                  EXHIBIT A10

                          [ILLUSTRATION OF FLOOR PLAN]

                               MEDPARTNERS, INC.
                                   17TH Floor
                               20,195 Square Feet

                                  EXHIBIT A11

                                  MEDPARTNERS

MANUFACTURE AND INSTALL INTERNALLY ILLUMINATED LETTERS ON BUILDING TWO (2) SETS REQUIRED (NORTH & SOUTH ELEVATIONS)
BLACK/WHITE ACRYLIC FACES
ALUMINUM RETAINERS AND RETURNS PAINTED DARK BRONZE
WHITE NEON ILLUMINATION
SCALE 1/4"=1'-0"

          [ILLUSTRATION OF NEON LIGHT ATTACHMENT AND DESIGN OF TUBING]

 [ILLUSTRATION OF NORTH ELEVATION AND SOUTH ELEVATION OF MEDPARTNERS BUILDING]

               [ILLUSTRATION OF MEDPARTNERS NEON SIGN DIMENSIONS]

This is an original, unpublished drawing, submitted in connection with a project we are planning for you. It is not to be copied, reproduced, exhibited or shown to anyone outside of your organization without written permission of Federal Sign.

[FEDERAL SIGN LOGO]


CLIENT   MEDPARTNERS              APPROVED_______________
ADDRESS  3000 GALLERIA TOWER      CITY BIRMINGHAM, AL
REVISIONS________________________________________________

DESIGNER  M.Malanowski/T.Z.       DATE 5-21-97
ACCOUNT REP.  L. CARACCIOLO
DISTRICT  CHICAGO

DESIGN NO. 49920R
SCALE      AS NOTED
JOB NO_____________

                              LEASE AMENDMENT NO. 1

     This Lease Amendment No. 1, herein referred to as the "Amendment", is made and entered into this 1st day of October 1997, by and between MedPartners, Inc., herein referred to as "Tenant", and Riverchase Tower, Ltd., herein referred to as "Landlord".

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant, entered into that certain lease, herein referred to as the "Lease", dated the 23rd day of June, 1997, for specific office space, therein referred to as the Demised Premises, in the Galleria Tower at Riverchase Galleria, Hoover, Alabama; and

     WHEREAS, in Section 50 of that Lease, Landlord and Tenant agreed to increase the size of the Demised Premises by adding additional floor space on the third floor, herein referred to as "Third Floor Premises", for the construction by Tenant of specific office space for use only as a "check-in" station for Tenant's clients and visitors; and

     WHEREAS, Landlord and Tenant have delineated the final location and size for the Third Floor Premises.

     NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant understand and agree as follows:

1. Landlord does hereby Lease to Tenant and Tenant does hereby rent from Landlord the Third Floor Premises, containing 90 square feet on the third floor level (lobby floor) of the Galleria Tower, and more particularly shown on Exhibit A, "Leasing Plan", attached hereto and made a part hereof, and these "Third Floor Premises" shall be a part of the Demised Premises, as defined in the Lease.

2. Tenant does hereby agree to renovate and construct any and all improvements for the Third Floor Premises in strict accordance with plans and specifications prepared by Tenant and approved in writing by Landlord. Specifically, that portion of the Third Floor Premises fronting on the lobby level shall be in accordance with the approved plans, attached hereto and made a part hereof as Exhibit B, Plans and Specifications. The construction and renovation of the Third Floor Premises shall be by Tenant at Tenant's sole cost and expense. Tenant shall start construction within thirty (30) days after receipt from Landlord of the approved plans and specifications.

3. Tenant agrees to maintain and upkeep the Third Floor Premises in a manner consistent with the overall lobby floor area of the Galleria Tower office building. In the event Tenant fails to occupy the Third Floor Premises for a period of time in excess of thirty (30) consecutive business days, then Landlord shall have the option of cancelling Tenant's tenancy of the Third Floor Premises by giving Tenant fifteen (15) days notice.

4. Except as herein expressly modified, changed and amended the Lease shall remain unchanged.

5. This Amendment shall be effective on the day and year first above written, herein referred to as the "Effective Date".

     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment on the day and year first above written.

                                           LANDLORD: RIVERCHASE TOWER, LTD.

                                           BY: GALLERIA TOWER, INC.
                                              ITS GENERAL PARTNER

                                           By: /s/ Elizabeth W. Hunter
                                               -------------------------------
                                               Elizabeth W. Hunter
                                               Its President

                                           TENANT: MEDPARTNERS, INC.

                                           By: /s/ illegible
                                               -------------------------------
                                               Its:  EVP & Corp Sec
                                                    --------------------------

                                  EXHIBIT "A"
                               LOBBY LEVEL 90 SF

                               [LOBBY FLOOR PLAN]

                                  LOBBY LEVEL

Medpartners

                               [LOBBY FLOOR PLAN]



                     MEDPARTNERS Proposed Information Desk
                              Location: Lobby Level

                   Estimated Space: 10' x 10' 100 Square Feet



                                   EXHIBIT A1

STATE OF ALABAMA
COUNTY OF JEFFERSON

                         LEASE AMENDMENT AGREEMENT No. 2

     This Lease Amendment Agreement No. 2, hereinafter sometimes referred to as "Agreement", is made and entered into this 27 day of March 1998 by and between MEDPARTNERS, INC., hereinafter referred to as "Tenant", and RIVERCHASE TOWER, LTD., hereinafter referred to as "Landlord".

                                WITNESSETH THAT:

     WHEREAS, Landlord and Tenant, did enter into a certain lease agreement dated the 23rd day of June 1997, hereinafter referred to as "Lease", for those certain premises, hereinafter referred to as the "Demised Premises", in the Galleria Tower office building, Birmingham, Alabama, which Demised Premises, are more particularly described and set forth in said Lease; and

     WHEREAS, Tenant has made known to Landlord that Tenant no longer requires all the office space on the 11th floor of the Galleria Tower secured by the Lease, and

     WHEREAS, the parties hereto now desire to delete specific floor area from the Demised Premises in the manner hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant understand and agree as follows:

     1. DEMISED PREMISES. Section 1 of the Lease, Demised Premise, is hereby amended by adding the following:

          "Pursuant to the terms and conditions of this Agreement, Landlord and Tenant agree that the Floor Area of the Demised Premises shall be modified by the deletion of approximately 5,796 square feet ("Vacated Area"), on the 11th floor as shown on Exhibit A, attached hereto and made a part hereof said Vacated Area currently being occupied by the Tenant known as Universal Underwriters Insurance Companies, Inc.

     2. EFFECTIVE DATE. The effective date of this Agreement shall be April 1, 1998.

     3. NO OTHER CHANGES. All of the other terms, provisions, stipulations and conditions set forth in said Lease shall remain in full force and effect except as herein expressly changed or amended.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the day and year first above written.

                                             LANDLORD: RIVERCHASE TOWER, LTD.
WITNESS:

                                             By: JIM WILSON & ASSOCIATES, INC,
                                                 as Manager

/s/ Barbara Hagan                            By: /s/ James W. Wilson Jr.
-------------------------------                 -------------------------------
                                                  James W. Wilson, Jr.
/s/ Barbara Stephens                         Its: President
------------------------------


WITNESS:                                     TENANT: MedPartners, Inc.
By: /s/ illegible                            By:  /s/ illegible
-------------------------------              ----------------------------------

Its: Vice President - Real Estate            Its: Executive Vice President and
--------------------------------             ---------------------------------
                                                  Corporate Secretary

Universal Underwriters
                  Suite 1100


                                  [FLOOR PLAN]

                                   EXHIBIT A
                                   11TH FLOOR